                                                                   Exhibit 10.19

                          THIRD AMENDED AND RESTATED

                                LOAN AGREEMENT

                                BY AND BETWEEN

                   THE INTERNATIONAL CORNERSTONE GROUP, INC.

                                      AND

                  FLEET NATIONAL BANK, AS AGENT AND A LENDER

                                      AND

                    THE OTHER FINANCIAL INSTITUTIONS NOW OR
                           HEREAFTER PARTIES HERETO


                         $135,000,000 REVOLVING CREDIT


                                August 24, 1998

                                   INDEX TO
                      AMENDED AND RESTATED LOAN AGREEMENT

                                                                            Page
                                                                            ----
ARTICLE 1 - DEFINITIONS AND ACCOUNTING AND OTHER TERMS                        1

SECTION 1.1.     CERTAIN DEFINED TERMS                                        1
SECTION 1.2.     ACCOUNTING TERMS                                             17
SECTION 1.3.     OTHER TERMS                                                  17

ARTICLE 2 - AMOUNT AND TERMS OF THE LOANS                                     18

SECTION 2.1.     THE REVOLVING CREDIT LOANS                                   18
SECTION 2.2.     INTEREST AND FEES                                            21
SECTION 2.3.     NOTATIONS                                                    24
SECTION 2.4.     COMPUTATION OF INTEREST                                      25
SECTION 2.5.     TIME OF PAYMENTS AND PREPAYMENTS IN IMMEDIATELY
                 AVAILABLE FUNDS                                              25
SECTION 2.6.     MANDATORY PAYMENT; REDUCTIONS OF COMMITMENTS                 27
SECTION 2.7.     VOLUNTARY PREPAYMENTS                                        28
SECTION 2.8.     VOLUNTARY PREPAYMENT OF LABOR LOANS                          28
SECTION 2.9.     VOLUNTARY REDUCTION OF COMMITMENT                            28
SECTION 2.10.    PAYMENT ON NON-BUSINESS DAYS                                 28
SECTION 2.11.    USE OF PROCEEDS                                              28
SECTION 2.12.    SPECIAL LIBOR LOAN PROVISIONS                                29
SECTION 2.13.    SPECIAL PROVISIONS RELATING TO LETTERS OF CREDIT             33
SECTION 2.14.    ELIGIBLE SUBSIDIARIES                                        37
SECTION 2.15.    SETTLEMENT AMONG LENDERS                                     38
SECTION 2.16.    SWING LOAN FACILITY                                          40

ARTICLE 3 - CONDITIONS OF LENDING                                             42

SECTION 3.1.     CONDITIONS PRECEDENT TO THE COMMITMENT AND
                 INITIAL LOANS                                                42
SECTION 3.2.     THE COMMITMENT AND THE LOANS                                 45

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES                                    45

SECTION 4.1.     ORGANIZATION AND EXISTENCE                                   45
SECTION 4.2.     AUTHORIZATION AND ABSENCE OF DEFAULTS                        46
SECTION 4.3.     ACQUISITION OF CONSENTS                                      46
SECTION 4.4.     VALIDITY AND ENFORCEABILITY                                  46
SECTION 4.5.     FINANCIAL INFORMATION                                        47
SECTION 4.6.     NO LITIGATION                                                47
SECTION 4.7.     REGULATION U                                                 48
SECTION 4.8.     ABSENCE OF ADVERSE AGREEMENTS                                48
SECTION 4.9.     TAXES                                                        48
SECTION 4.10.    ERISA                                                        48
SECTION 4.11.    OWNERSHIP OF PROPERTIES                                      48
SECTION 4.12.    ACCURACY OF REPRESENTATIONS AND WARRANTIES                   49
SECTION 4.13.    NO INVESTMENT COMPANY                                        49
SECTION 4.14.    SOLVENCY, ETC.                                               49

SECTION 4.15.    APPROVALS                                                   50
SECTION 4.16.    OWNERSHIP INTERESTS                                         50
SECTION 4.17.    LICENSES, REGISTRATIONS, COMPLIANCE WITH LAWS, ETC.         50
SECTION 4.18.    PRINCIPAL PLACE OF BUSINESS; BOOKS AND RECORDS              51
SECTION 4.19.    SUBSIDIARIES                                                51
SECTION 4.20.    ENVIRONMENTAL COMPLIANCE                                    51
SECTION 4.21.    MATERIAL AGREEMENTS, ETC.                                   51
SECTION 4.22.    PATENTS, TRADEMARKS AND OTHER PROPERTY RIGHTS               52

ARTICLE 5 - COVENANTS                                                        52

SECTION 5.1.     PAYMENT OF TAXES, ETC.                                      52
SECTION 5.2.     MAINTENANCE OF INSURANCE                                    52
SECTION 5.3.     PRESERVATION OF EXISTENCE, ETC.                             53
SECTION 5.4.     COMPLIANCE WITH LAWS, ETC.                                  53
SECTION 5.5.     INSPECTION RIGHTS                                           53
SECTION 5.6.     KEEPING OF RECORDS AND BOOKS OF ACCOUNT                     53
SECTION 5.7.     MAINTENANCE OF PROPERTIES, ETC.                             54
SECTION 5.8.     POST-CLOSING ITEMS                                          54
SECTION 5.9.     OTHER DOCUMENTS, ETC.                                       54
SECTION 5.10.    MINIMUM NET WORTH                                           54
SECTION 5.11.    MAXIMUM CASH FLOW LEVERAGE                                  54
SECTION 5.12.    TOTAL FUNDED INDEBTEDNESS TO EBITDA                         55
SECTION 5.13.    MINIMUM ADJUSTED EBITDA                                     55
SECTION 5.14.    FIXED CHARGE COVERAGE RATIO                                 55
SECTION 5.15.    INTEREST COVERAGE RATIO                                     55
SECTION 5.16.    CERTIFICATES AND REQUESTS                                   55
SECTION 5.17.    DEPOSITORY                                                  56
SECTION 5.18.    NOTICE OF PURCHASE OF REAL ESTATE AND LEASES                56
SECTION 5.19.    ADDITIONAL ASSURANCES                                       56
SECTION 5.20.    APPRAISALS                                                  56
SECTION 5.21.    ENVIRONMENTAL COMPLIANCE                                    56
SECTION 5.22.    REMEDIATION                                                 56
SECTION 5.23.    SITE ASSESSMENTS                                            57
SECTION 5.24.    INDEMNITY                                                   57
SECTION 5.25.    REPORTING REQUIREMENTS                                      57
SECTION 5.26.    ADDITIONAL SUBSIDIARIES                                     59
SECTION 5.27.    GRANT OF SECURITY INTEREST                                  59

ARTICLE 6 - NEGATIVE COVENANTS OF THE BORROWER                               60

SECTION 6.1.     LIENS, ETC.                                                 60
SECTION 6.2.     CONTINENT LIABILITIES                                       62

SECTION 6.3.     ACQUISITIONS, DISSOLUTION, MERGERS ETC.                     62
SECTION 6.4.     CHANGE IN NATURE OF BUSINESS                                62
SECTION 6.5.     OWNERSHIP                                                   63
SECTION 6.6.     SALE AND LEASEBACK                                          63
SECTION 6.7.     SALE OF ACCOUNTS, ETC.                                      63
SECTION 6.8.     INDEBTEDNESS                                                63
SECTION 6.9.     OTHER NEGATIVE PLEDGE AGREEMENTS                            64
SECTION 6.10.    PAYMENT OR PREPAYMENT OF EQUITY                             64
SECTION 6.11.    DIVIDENDS, PAYMENTS AND DISTRIBUTIONS                       64
SECTION 6.12.    INVESTMENTS IN OR TO OTHER PERSONS                          64
SECTION 6.13.    TRANSACTIONS WITH AFFILIATES                                65
SECTION 6.14.    CHANGE OF FISCAL YEAR                                       65
SECTION 6.15.    SUBORDINATION OF CLAIMS                                     65
SECTION 6.16.    COMPLIANCE WITH ERISA                                       65
SECTION 6.17.    CAPITAL EXPENDITURES                                        66
SECTION 6.18.    HAZARDOUS WASTE                                             66

ARTICLE 7 - EVENTS OF DEFAULT                                                66

SECTION 7.1.     EVENTS OF DEFAULT                                           66
SECTION 7.2.     REMEDIES OF THE LENDERS                                     68

ARTICLE  8 - AGENT                                                           68

SECTION 8.1.     APPOINTMENT                                                 69
SECTION 8.2.     POWERS; GENERAL IMMUNITY                                    69
SECTION 8.3.     REPRESENTATIONS AND WARRANTIES, NO RESPONSIBILITY
                 FOR APPRAISAL OF CREDITWORTHINESS                           71
SECTION 8.4.     RIGHT TO INDEMNITY                                          71
SECTION 8.5.     PAYEE OF NOTE TREATED AS OWNER                              72
SECTION 8.6.     RESIGNATION BY AGENT                                        72
SECTION 8.7.     SUCCESSOR AGENT                                             73

ARTICLE 9 - MISCELLANEOUS                                                    73

SECTION 9.1.     CONSENT TO JURISDICTION AND SERVICE OF PROCESS              73
SECTION 9.2.     RIGHTS AND REMEDIES CUMULATIVE                              74
SECTION 9.3.     DELAY OR OMISSION NOT WAIVER                                74
SECTION 9.4.     WAIVER OF STAY OR EXTENSION LAWS                            75
SECTION 9.5.     AMENDMENTS, ETC.                                            75
SECTION 9.6.     NOTICES                                                     76
SECTION 9.7.     COSTS, EXPENSES AND TAXES                                   77
SECTION 9.8.     PARTICIPATIONS                                              77
SECTION 9.9.     BINDING EFFECT; ASSIGNMENT                                  78
SECTION 9.10.    ACTUAL KNOWLEDGE                                            78
SECTION 9.11.    SUBSTITUTIONS AND ASSIGNMENTS                               78
SECTION 9.12.    PAYMENTS PRO RATA                                           81
SECTION 9.13.    INDEMNIFICATION                                             81
SECTION 9.14.    GOVERNING LAW                                               83
SECTION 9.15.    SEVERABILITY OF PROVISIONS                                  83
SECTION 9.16.    HEADINGS                                                    83
SECTION 9.17.    COUNTERPARTS                                                83
SECTION 9.18.    RELEASE                                                     83

                   THIRD AMENDED AND RESTATED LOAN AGREEMENT

          This Third Amended and Restated Loan Agreement is entered into as of August 24, 1998, by and among THE INTERNATIONAL CORNERSTONE GROUP, INC., a Delaware corporation (the "Borrower"), the financial institutions from time to time party to this Agreement (the "Lenders"), and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States, as agent for itself and the other Lenders (the "Agent," or, in its individual capacity, "Fleet").

          WHEREAS, the Borrower, the Lenders, and the Agent have entered into a Loan Agreement dated as of July 22, 1997, as amended by Amendment No. 1 dated as of September 10, 1997 and as amended by Amendment No. 2 dated as of March 2, 1998 (as amended, the "Loan Agreement").

          WHEREAS, the Borrower has requested, among other things, that the Lenders increase the Commitment under the Loan Agreement to $135,000,000;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                  ARTICLE 1.

                  DEFINITIONS AND ACCOUNTING AND OTHER TERMS

          Section 1.1  Certain Defined Terms.  As used in this Agreement, the
          -----------  ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted EBITDA" means, for any fiscal period, EBITDA of the Borrower
           ---------------
and its Eligible Subsidiaries for such period, plus, following the acquisition
                                               ----
by the Borrower of any new Eligible Subsidiary, the four fiscal quarter EBITDA of such Eligible Subsidiary, calculated on the method deemed satisfactory to the Agent plus an amount equal to the cost savings projected by the Borrower as a
      ----
result of such acquisition and approved by the Majority Lenders; provided that
                                                                 --------
for each fiscal period for which the Borrower is able to include in the Borrower's EBITDA the actual results of such acquired Eligible Subsidiary following the effective date of the acquisition thereof, the comparable prior fiscal period of such historical EBITDA shall be excluded.

          "Adjusted Libor Rate" means, with respect to any Libor Loan to be made
           -------------------
by the Lenders for the Interest Period applicable to such Libor Loan, the interest rate per annum determined by the Agent (fixed throughout such Interest Period (subject to adjustments for the Libor Rate Reserve Percentage)) and rounded upwards, if necessary, to the next 1/16 of 1%) which is equal to the quotient of (i) the rate of interest determined by the Agent to be the average of the interest rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Lender by first-class banks in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the Business Day on which such Interest Period begins, in an amount approximately equal to the principal amount of such Libor Loan, for a period of time equal to such Interest Period divided by (ii) a number equal to the number one minus the Libor Rate Reserve Percentage. The "Libor Rate Reserve Percentage" applicable to any Interest Period means the average of the maximum effective rates (expressed as a decimal) of the statutory reserve requirements (without duplication, but including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to each Reference Lender during such Interest Period under regulations of the Board of Governors of the Federal Reserve System (or any successor), including without limitation Regulation D or any other regulation dealing with maximum reserve requirements which are applicable to each Reference Lender with respect to its "Eurocurrency Liabilities", as that term may be defined from time to time by the Board of Governors of the Federal Reserve System (or any successor) or are otherwise imposed by the Board of Governors of the Federal Reserve System (or any successor) and which in any other respect relate directly to the funding of loans bearing interest at rates based on the interest rates at which Dollar deposits in immediately available funds are offered to banks by first-class banks in the London interbank market. If any Reference Lender fails to provide its offered quotation to the Agent, the Adjusted Libor Rate shall be determined on the basis of the offered quotation of the other Reference Lender. The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Libor Rate Reserve Percentage.

          "Advance" and "Advances" means the funding by any Lender of all or a
           -------       --------
portion of the Loans in accordance with this Agreement.

          "Affiliate" means singly and collectively, any Person which, directly
           ---------
or indirectly, is in control of, is controlled by, or is under common control with, any other Person. For purposes of this definition, a Person shall be deemed to be "controlled by" such other Person if such other Person possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or
(ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and the legal representative, successor or assign of any such Person.

          "Agent" means Fleet or any other Person which is at the time in
           -----
question serving as the agent under the terms of Article 8 hereof and the other Financing Documents.

          "Agreement" means this Loan Agreement, as the same may from time to
           ---------
time be amended or otherwise modified.

          "A.M." means a time from and including 12:00 midnight to and excluding
           ----
12:00 noon on any Business Day using Eastern Standard (Daylight Savings) time.

          "Applicable Margin" means a percentage per annum determined by
           -----------------
reference to the ratio of Total Funded Debt to Adjusted EBITDA as set forth below:

------------------------------------------------------------------------------------------------------
TOTAL FUNDED DEBT/
-------------------
ADJUSTED EBITDA                                              LIBOR MARGIN           PRIME RATE MARGIN
---------------                                              ------------           -----------------
------------------------------------------------------------------------------------------------------
Less than 1:1                                                   0.750%                  0.00%
------------------------------------------------------------------------------------------------------
Equal to or greater than 1:1 and less than  1.5:1               0.875%                  0.00%
------------------------------------------------------------------------------------------------------
Equal to or greater than 1.5:1 and less than 2:1                1.00%                   0.00%
------------------------------------------------------------------------------------------------------
Equal to or greater than 2:1 and less than 2.5:1                1.25%                   0.00%
------------------------------------------------------------------------------------------------------
Equal to or greater than 2.5:1 and less than 3:1                1.50%                   0.00%
------------------------------------------------------------------------------------------------------
Equal to or greater than 3:1*                                   1.75%                   0.25%
------------------------------------------------------------------------------------------------------

* For the period from the Closing Date to October 31, 1999, if the ratio of Total Funded Debt to Adjusted EBITDA is equal to or greater than 3.5:1, the LIBOR Margin will be 2.0% and the Prime Rate Margin will be .50%.

          Any change in the Applicable Margin required pursuant to the foregoing shall become effective on the fifth Business Day after the Agent receives the Borrower's financial statements for the Borrower's fiscal quarter or year-end, as the case may be. In the event that Borrower fails to provide any financial statement on a timely basis in accordance with Sections 5.25(a) or (b), the effective interest rate shall be the highest Applicable Margin specified above until the fifth Business Day following receipt by the Agent of any such financial statements.

          "Authorized Representative" means such officers of the Borrower as
           -------------------------
shall be duly authorized and designated in writing by the Borrower to execute documents, instruments and agreements on its behalf, including but not limited to Borrowing Requests, and to perform the functions of an Authorized Representative under any of the Financing Documents.

          "Borrowed Money" means any obligation to repay money, any Indebtedness
           --------------
evidenced by any note, debenture, guaranty, or similar obligation, including without limitation the Loans, and any purchase money obligation including those under a conditional sale or other title retention agreement, the net aggregate rentals on any Capitalized Lease Obligation or any lease that is a substantial equivalent of the financing of the property so leased, and any reimbursement obligation for any letter of credit including any Letter of Credit.

          "Borrowing Request" means a written request for the Loans in the form
           -----------------
of Exhibit A, received by the Agent on behalf of the Lenders from the Borrower in accordance with this Agreement, specifying the date on which the Borrower desires such Loans and the disbursement instructions of the Borrower with respect thereto.

          "Borrower" has the meaning specified in the first paragraph of this
           --------
Agreement.

          "Business Condition" means the financial condition, business, and
           ------------------
assets of a Person.

          "Business Day" means (i) for all purposes other than as covered by
           ------------
clause (ii) below, any day on which banks in Boston, Massachusetts are not authorized or required by applicable law to close; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Libor Loans, any day which is a Business Day described in clause
(i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "Capital Expenditures" means all expenditures paid or incurred by the
           --------------------
Borrower or any Subsidiary in respect of (i) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, any other fixed assets or leaseholds and (ii) to the extent related to and not included in
(i) above, materials, contract labor and direct labor, which expenditures have been or should be, in accordance with GAAP, capitalized on the books of the Borrower or such Subsidiary. Where a fixed asset is acquired by a lease which is required to be capitalized pursuant to Statement of Financial Accounting Standards number 13 or any successor thereto, the amount required to be capitalized in accordance therewith shall be considered to be an expenditure in the year such asset is first leased. Notwithstanding the foregoing to the contrary, Capital Expenditures shall not include expenditures incurred in connection with the construction and equipping of the Facility unless specifically approved in writing by Agent which approval may be withheld in Agent's sole discretion and subject to Section 5.27 herein.

          "Capitalized Lease Obligations" means all lease obligations which have
           -----------------------------
been or should be, in accordance with GAAP, capitalized on the books of the lessee.

          "Cash Equivalent Investments" means any Investment in (i) direct
           ---------------------------
obligations of the United States or any agency, authority or instrumentality thereof, or obligations guaranteed by the United States or any agency, authority or instrumentality thereof, whether or not supported by the full faith and credit of, a right to borrow from or the ability to be purchased by the United States; (ii) commercial paper rated in the highest grade by a nationally recognized statistical rating agency or which, if not rated, is issued or guaranteed by any issuer with outstanding long-term debt rated A or better by any nationally recognized statistical rating agency; (iii) demand and time deposits with, and certificates of deposit and bankers acceptances issued by, any office of the Agent, any Lender or any other bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, the outstanding long-term debt of which or of the holding company of which it is a subsidiary is rated A or better by any nationally recognized statistical rating agency; (iv) any short-term note which has a rating of MIG-2 or better by Moody's Investors Service Inc. or a comparable rating from any other nationally recognized statistical rating agency; (v) any municipal bond or other governmental obligation (including without limitation any industrial revenue bond or project note) which is rated A or better by any nationally recognized statistical rating agency; (vi) any other obligation of any issuer, the outstanding long-term debt of which is rated A or better by any nationally recognized statistical rating agency; (vii) any repurchase agreement with any financial institution described in clause (iii) above, relating to any of the foregoing instruments and fully collateralized by such instruments; (viii) shares of any open-end diversified investment company that has its assets invested only in investments of the types described in clause (i) through (vii) above at the time of purchase and which maintains a constant net asset value per share; and (ix) shares of any open-end diversified investment company registered under the Investment Company Act of 1940, as amended, which maintains a constant net asset value per share in accordance with regulations of the Securities & Exchange Commission, has aggregate net assets of not less than $50,000,000 on the date of purchase and either derives at least 95% of its gross income from interest on or gains from the sale of investments of the type described in clauses (i) through (vii), above or has at least 85% of the weighted average value of its assets invested in investments of such types; provided that the purchase of any shares in any particular investment company shall be limited to an aggregate amount owned at any one time of $500,000. Each Cash Equivalent Investment shall have a maturity of less than one year at the time of purchase; provided that the maturity of any repurchase agreement shall be deemed to be the repurchase date and not the maturity of the subject security and that the maturity of any variable or floating rate note subject to prepayment at the option of the holder shall be the period remaining (including any notice period remaining) before the holder is entitled to prepayment.

          "Certification of Officer" means a certificate in the form of Exhibit
           ------------------------
G hereto, completed and signed by an Authorized Representative of the Borrower or any Subsidiary, and delivered to the Agent on behalf of the Lenders.

          "Change of Control" means at any time prior to the completion of an
           -----------------
initial public offering of the common stock of the Borrower, any one of the following events: any change in the ownership of the Borrower such that Madison Dearborn Capital Partners, Chase Capital Partners, and Boston Capital Ventures collectively own less than 75% of the preferred equity interests in the Borrower; except that any such stockholder may convert into common stock without constituting a "Change of Control".

          "Closing Date" means the date on which all of the conditions precedent
           ------------
set forth in Section 3.1 of this Agreement have been satisfied and the initial
             -----------
Loan is funded in accordance with this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Commitment" means the Lenders' several commitments to make or
           ----------
maintain the Loans as set forth in Section 2.1 hereof in the maximum outstanding amount of each Lender's Pro Rata Share of $135,000,000, less such Lender's Pro
                                                        ----
Rata Share of the reductions set forth in Sections 2.6(b) and 2.9, and shall include swing loans made by the Swing Loan Lender.

          "Commitment Fee" has the meaning assigned to such term in Section
           --------------
2.2(b).

          "Commonly Controlled Entity" means a Person, whether or not
           --------------------------
incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

          "Construction" means the construction by the Borrower of a
           ------------
distribution facility in Union Township, Butler County, Ohio.

          "Construction Loan" means loans advanced to the Borrower in connection
           -----------------
with the Construction.

          "Construction Loan Agreement" means the Construction Loan Agreement
           ---------------------------
dated August 25, 1998, between Borrower and the Lenders, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "Construction Loan Documents" means, collectively, the Construction
           ---------------------------
Loan Agreement, the Mortgage, and each other agreement, instrument or document now or hereafter executed in connection therewith, including, without limitation, a Collateral Assignment of Leases and Rents, an Assignment of Licenses, Permits and Agreements, an Assignment of Project Contracts, an Assignment of Construction Contract, an Assignment of Engineers Contract, an Assignment of Architects Contract, and a Hazardous Materials Indemnification Agreement, all in form and substance satisfactory to the Lenders, as such documents may be amended, restated, supplemented or otherwise modified from time to time.

          "Default" means an event or condition which with the giving of notice
           -------
or lapse of time or both would become an Event of Default.

          "Discharged Rights and Obligations" shall have the meaning assigned to
           ---------------------------------
such term in Section 9.11(d).

          "Dollars" and the sign "$" mean lawful money of the United States of
           -------
America.

          "EBITDA" means, for any fiscal period:  (1) with respect to the
           ------
Borrower and its Eligible Subsidiaries, Net Income plus, Interest Expense,
                                                   ----
taxes, depreciation, amortization, minority interests, other non-cash charges, fiscal 1998 non re-curring extraordinary charges capped at $9 million (for fiscal year January 31, 1999 only), minus equity in gain of Affiliates, cash impact of fiscal 1998 non-recurring extraordinary charges, minus The
Territory Ahead EBITDA x (1-Borrower's ownership %), minus Whispering
Pines EBITDA x (1-Borrower's ownership %), plus TravelSmith EBITDA x (Borrower's ownership %) and provided, further, that EBITDA for Project Alpha shall be $0.00 until such time as the equity interest of Borrower in Project Alpha is eighty percent (80%) or greater, at which time EBITDA for Project Alpha shall be calculated as provided above for wholly-owned Eligible Subsidiaries.

          "Effective Prime" means the Prime Rate plus the Applicable Margin for
           ---------------
Prime Rate Loans.

          "Eligible Assignee" means (a) with respect to the Loans other than the
           -----------------
Letter of Credit, (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;
(ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Corporation and Development ("OECD") or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (iv) the central bank of any country that is a member of the OECD; and (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, and (b) with respect to Letters of Credit, a Person which is an Eligible Assignee under subclause (i) or (iii) of clause (a) of this definition and is approved by the Agent; provided, however, that an Affiliate of the Borrower shall not qualify as an Eligible Assignee under clause (a) or (b) of this definition.

          "Eligible Subsidiary" means any Subsidiary of the Borrower designated
           -------------------
by the Borrower and accepted by Lender as an Eligible Subsidiary on Exhibit E hereto, as amended from time to time, which Subsidiary has executed and delivered a Subsidiary Guaranty in favor of the Agent and the Lenders. Except as shown specifically provided for herein, in order to qualify as an Eligible Subsidiary, the Borrower must own no less than one hundred percent (100%) of the equity of such Subsidiary, such Subsidiary must execute a Pledge Agreement and Lender must consent to qualify the Subsidiary as an Eligible Subsidiary. Notwithstanding the foregoing, the Lenders agree TravelSmith Outfitters, Inc. ("TravelSmith"), The Territory Ahead, Inc. ("TTA") and Whispering Pines, LLC ("Whispering Pines"), a Delaware limited liability company, shall be designated as Eligible Subsidiaries, subject to the requirements of Section 2.14(d) and other entities may be designated as Eligible Subsidiaries in accordance with
Section 6.12(vii) herein.

          "ERISA" means the Employee Retirement Income Security Act of 1974 as
           -----
amended from time to time.

          "Events of Default" has the meaning assigned to that term in Section
           -----------------
7.1 of this Agreement.

          "Exhibit" means, when followed by a letter, the exhibit attached to
           -------
this Agreement bearing that letter and by such reference fully incorporated in this Agreement.

          "Facility" means the distribution facility being constructed in Union
           --------
Township, Butler County, Ohio.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded
           ------------------
upward, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York, provided that (i) if such day is not a
                                      --------
Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next succeeding Business Day as so published, and

(ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent in its reasonable discretion exercised in good faith.

          "Financing Documents" means, collectively, this Agreement, the Note,
           -------------------
the Pledge Agreements, the Subsidiary Guaranties, the Construction Loan Documents, the Security Documents, the Letters of Credit, the Letter of Credit Documents, all Uniform Commercial Code financing statements executed in connection with this Agreement, any agreement with any Lender providing any interest rate protection arrangement and each other agreement, instrument or document now or hereafter executed in connection herewith or therewith, as such documents may be amended, restated, supplemented or otherwise modified from time to time.

          "Fixed Charge Coverage Ratio"  means, for each period measured, with
           ---------------------------
respect to the Borrower and its Eligible Subsidiaries on a consolidated basis, the ratio of (i) Adjusted EBITDA for such period, plus rent expense, minus taxes
                                                  ----               -----
paid in cash during such period, minus Capital Expenditures (excluding expenditures in connection with the Construction), to (ii) current maturities of long term debt, plus interest, plus rent expense. For the purposes of this
                ----           ----
definition, the rent expense, taxes and Capital Expenditures for the equivalent period paid by any Eligible Subsidiary acquired within the prior four fiscal quarters shall be added to the calculation of such amounts.

          "Funded Indebtedness" means any obligation of the Borrower and its
           -------------------
Eligible Subsidiaries to repay funded Indebtedness, any indebtedness for Borrowed Money, and any obligations in respect of banker's and other acceptances or similar obligations.

          "GAAP" means generally accepted accounting principles in effect from
           ----
time to time in the United States of America.

          "Guaranties" means as applied to any Person, all guarantees,
           ----------
endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the balance sheet of such Person, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchases, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

          "Guarantor(s)" means each of Cinmar, Inc., an Ohio corporation, The
           ------------
Territory Ahead, Inc., a Delaware corporation, TravelSmith Outfitters, Inc., a California corporation, Cinmar, L.P., a Delaware limited partnership, Cornerstone Holdings Group, Inc., a Delaware corporation, Garnet Hill, Inc., a New Hampshire corporation, Ballard

Designs, Inc., a Georgia corporation, Whispering Pines, LLC, a Delaware limited liability company, Cornerstone Consolidated Services Group, , Inc., a Delaware corporation, and Cornerstone Real Estate Company I, LLC, a Delaware limited liability company, in each case for so long as such entity is an Eligible Subsidiary, and each other Person that from time to time executes a guaranty in favor of the Agent and the Lenders, including, without limitation, each other Eligible Subsidiary.

          "Hazardous Material" shall mean any substance or material defined or
           ------------------
designated as a hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any United States federal, state or local environmental statute, regulation or ordinance.

          "Holdings" means The Cornerstone Holdings Group, Inc., a Delaware
           --------
corporation.

          "Indebtedness" means, without duplication for any Person, (i) all
           ------------
indebtedness or other obligations of said Person for Borrowed Money or for the deferred purchase price of property or services, including, without limitation, all reimbursement obligations of said Person with respect to standby and/or documentary letters of credit (ii) all indebtedness or other obligations of any other Person ("Other Person") for Borrowed Money or for the deferred purchase price of property or services, the payment or collection of which said Person has guaranteed (except by reason of endorsement for deposit or collection in the ordinary course of business) or in respect of which said Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase or lease, to provide funds for payment, to supply funds to purchase, sell or lease property or services primarily to assure a creditor of such Other Person against loss or otherwise to invest in or make a loan to the Other Person, or otherwise to assure a creditor of such Other Person against loss, (iii) all indebtedness or other obligations of any Person for Borrowed Money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property owned by said Person, whether or not said Person has assumed or become liable for the payment of such indebtedness or obligations, (iv) Capitalized Lease Obligations of said Person and (v) obligations of such Person under contracts pursuant to which such Person has agreed to purchase interest rate protection or swap interest rate obligations.

          "Ineligible Subsidiary" means any Subsidiary of the Borrower that is
           ---------------------
not an Eligible Subsidiary.

          "Interest Expense" means, for any fiscal period, the consolidated
           ----------------
interest, fees, charges, and expenses, however characterized, of the

Borrower's and the Eligible Subsidiaries' Indebtedness, determined in accordance with GAAP.

          "Interest Period" means, with respect to each Libor Loan:
           ---------------

               (i) initially, the period commencing on the date of such Libor Loan and ending 30, 60, 90, or 180 days thereafter as the Borrower may elect in the applicable Borrowing Request and subject to Section 2.12; and

               (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Libor Loan and ending 30, 60, 90, or 180 days thereafter as the Borrower may elect in the applicable Borrowing Request and subject to Section 2.12;

provided that clauses (i) and (ii) of this definition are subject to the
-------- ----
following:

          (A) any Interest Period (other than an Interest Period determined pursuant to clause (C) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (C) below, end on the last Business Day of a calendar month; and

          (C) no Interest Period shall end after the Termination Date; and

          (D) with respect to all Libor Loans, no more than twelve (12) Interest Periods may be in effect at any time.

          "Investment" means any investment in any Person whether by means of a
           ----------
purchase of capital stock, notes, bonds, debentures or other evidences of Indebtedness and/or by means of a capital or partnership contribution, loan, deposit, advance or other means.

          "Lender" means Fleet or any other financial institution which
           ------
hereafter becomes a party hereto pursuant to the terms of Section 9.11, each in its individual capacity.

          "Letter of Credit"  Any letter of credit issued by Fleet for the
           ----------------
account of the Borrower pursuant to Section 2.1(b), any related bankers acceptance and bill of lading guaranty, and any letter of credit with respect to which an indemnity agreement has been executed by the Agent for the benefit of any other issuer of such letter of credit for the account of the Borrower indemnifying such issuer for payment of any draw, fees or expenses due and owing under such letter of credit (including letters of credit issued for the account of the Borrower on behalf of an Eligible Subsidiary), as originally issued, or if amended or extended, as amended or extended.

          Letter of Credit Documents.  With respect to a Letter of Credit, such
          --------------------------
application therefor and reimbursement agreement therefor (whether in a single document or several documents) as the Agent may require in the ordinary course of business for its own account.

          "Libor Loan" means any portion of any Loan bearing interest at the
           ----------
Libor Rate.

          "Libor Rate" means, for any Interest Period, the Adjusted Libor Rate
           ----------
in effect on the first day of such Interest Period (subject to adjustment as provided in the definition of Adjusted Libor Rate) plus the Applicable Margin for Libor Loans from time to time in effect.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement and any Capitalized Lease Obligation) having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the applicable Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

          "Loans" and "Loan" means at any time the outstanding principal amount
           -----       ----
of Indebtedness owed to the Lenders or to any lender, including, without limitation, Revolving Loans, Construction Loans and Swing Loans, as the context may require pursuant to this Agreement.

          "Majority Lenders" means Lenders holding an aggregate Pro Rata Share
           ----------------
of the outstanding principal balance of the Loans in an amount equal to or in excess of 60% of the total outstanding principal balance of the Loans and if there is no outstanding principal balance of the Loans, Lenders having at least 60% of the Commitment, but in any event not less than two (2) Lenders.

          "Material Adverse Effect" means material adverse effect on (i) the
           -----------------------
ability of the Borrower or any Subsidiary, as the case may be, to fulfill its obligations under any of the Financing Documents or (ii) the Business Condition of the Borrower or any Subsidiary, as the case may be.

          "Mortgage" means the Mortgage and Security Agreement of the Borrower
           --------
to the Lenders with respect to the land and buildings known and numbered as Parcel 35, 38, 39, 40, 44 and 59 (Section 34, Town 3, Range 2) Union Township, Butler County, Ohio, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Net Equity Proceeds" means, with respect to the sale or issuance of
           -------------------
any capital stock, any securities convertible into or exchangeable for capital stock, or any warrants, rights or options to acquire capital stock by any Person, the aggregate amount of cash received by or on behalf of such Person in connection with such transaction, after deducting therefrom reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees, and other similar fees and commission.

          "Net Income" means, for any fiscal period and with respect to the
           ----------
Borrower and its Eligible Subsidiaries, the net after tax income (loss) for such period determined in accordance with GAAP.

          "Net Worth" means, for any fiscal period, the consolidated total
           ---------
assets of the Borrower and its Eligible Subsidiaries (after deduction of all applicable reserves and allowances) minus the Total Liabilities of the Borrower
                                    -----
and its Eligible Subsidiaries, all as determined in accordance with GAAP.

          "Note" means any promissory note of the Borrower payable to the order
           ----
of a Lender, substantially in the form of Exhibit B, and evidencing all or a portion of the Loan, and "Notes" means all of the Notes, collectively.

          "Obligations" mean any and all Indebtedness, obligations and
           -----------
liabilities of the Borrower or any Subsidiaries under any of the Financing Documents to any one or more of the Lenders or the Agent of every kind and description, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including, without limitation, all Loans, interest, taxes, fees, charges, and expenses under the Financing Documents and attorneys' fees chargeable to the Borrower or any Subsidiaries or incurred by any of the Lenders or the Agent under any of the Financing Documents.

          "PBGC" means the Pension Benefit Guaranty Corporation established
           ----
pursuant to subtitle A of Title IV of ERISA.

          "P.M." means a time from and including 12:00 noon on any Business Day
           ----
to the end of such Business Day using Eastern Standard (Daylight Savings) time.

          "Permitted Encumbrances" means each Lien granted pursuant to any of
           ----------------------
the Security Documents, those Liens, and those security interests and title encumbrances permitted under Section 6.1.

          "Person" means an individual, corporation, partnership, limited
           ------
liability company, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan as defined in Section 3(3) of
           ----
ERISA maintained for employees of the Borrower or any Commonly Controlled
Entity.

          "Pledge Agreements" means the Pledge Agreements dated July 22, 1997
           -----------------
and April 28, 1998, as the case may be, and as executed from time to time, pursuant to which all of the Borrower's and Holdings' or other Subsidiary's ownership interests in their respective Subsidiaries have been pledged to the Agent.

          "Premises" has the meaning assigned to such term in Section 4.20.
           --------

          "Prime Rate" means the higher of (i) the floating rate of interest per
           ----------
annum designated from time to time by the Agent as being its "prime rate" of interest, such interest rate to be adjusted on the effective date of any change thereof by the Agent, it being understood that such rate of interest may not be the lowest rate of interest from time to time charged by the Agent and (ii) the Federal Funds Rate, such interest rate to be adjusted on the effective date of any change thereof by the Federal Reserve Bank of New York.

          "Prime Rate Loan(s)" means any portion of the Loans bearing interest
           ------------------
at Effective Prime.

          "Project Alpha" means the acquisition of an equity interest in the
           -------------
Sundance Catalog Company, Ltd. and affiliated entities.

          "Projections" means the Borrower's written projections of Borrower's
           -----------
five-year future performance on a consolidated basis delivered to the Agent prior to the Closing.

          "Pro Rata Share" means (i) with respect to the Commitment, each
           --------------
Lender's percentage share of the Commitment as set forth immediately opposite such Lender's name on Annex I, and (ii) with respect to the Loans, each Lender's percentage share of the aggregate outstanding principal balance of the Loans and "Pro Rata Shares" means such percentage shares of the Lenders.

          "Reference Lender(s)" means the Agent or two Lenders selected by the
           -------------------
Agent in its reasonable discretion and acceptable to the Borrower from time to time as a reference lender for purposes of determining the Adjusted Libor Rate.

          "Reimbursement Obligations" means the reimbursement or repayment
          --------------------------
obligations of the Borrower with respect to the Letters of Credit.

          "Reportable Event" shall have the meaning assigned to that term in
           ----------------
Section 4043 of ERISA for which the requirement of 30 days' notice to the PBGC has not been waived by the PBGC.

          "Revolving Loan" means the revolving loans and the Construction Loans
           --------------
to be made by the Lenders to the Borrower from time to time in the maximum outstanding principal amount of the Commitment, all subject and pursuant to
Section 2.1(a).

          "Section" means, when followed by a number, the section or subsection
           -------
of this Agreement bearing that number.

          "Security Documents" means any and all documents, instruments and
           ------------------
agreements now or hereafter providing security for the Loans and any other Indebtedness of the Borrower or any Subsidiary to any of the Lenders and/or the Agent, including without limitation the following documents, instruments and agreements between the Agent and the Borrower or any Subsidiary; any guaranty by a Subsidiary; any mortgage of the Borrower or any Subsidiary, any pledge of the capital stock of any Subsidiary; Uniform Commercial Code financing statements or similar filings perfecting the above-referenced security interests, pledges and assignments, all as executed, delivered to and accepted by the Agent on or prior to the Closing Date or subsequent to the Closing Date as may be required by this Agreement, as any of the foregoing may be amended in writing by the Agent and any other party or parties thereto.

          "Selling Lender" shall have the meaning assigned to such term in
           --------------
Section 9.11(a).

          "Senior Funded Indebtedness" means Funded Indebtedness of the Borrower
           --------------------------
and its Eligible Subsidiaries that is not Subordinated Funded Indebtedness.

          "Single Employer Plan" means any Plan as defined in Section
           --------------------
4001(a)(15) of ERISA.

          "Subordinated Funded Indebtedness" means the consolidated Indebtedness
           --------------------------------
of the Borrower and its Eligible Subsidiaries, the payment of principal of and interest on which is expressly subordinated in right of payment, to the prior payment in full of the Obligations, by a written agreement in a form and substance satisfactory to the Agent.

          "Subsidiary" means any corporation, partnership, limited liability
           ----------
company or entity of which more than 50% of the outstanding capital stock or voting interests or rights having ordinary voting power to elect a majority of the board of directors or other managers of such entity (irrespective of whether or not at the time capital stock or voting interests or rights of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by a Person or by such Person and/or one or more Subsidiaries or the management of which corporation or entity is under control of a Person and/or any other Subsidiary, directly or indirectly through one or more Persons and any other Person which, under GAAP, should at any time for financial reporting purposes be consolidated or combined with a Person and/or any other Subsidiary.

          "Subsidiary Guaranty" means a Guaranty (either Limited or Unlimited)
           -------------------
in form and substance satisfactory to the Agent executed by a Subsidiary of the Borrower in favor of the Agent.

          "Substituted Lender" has the meaning set forth in Section 9.11 hereof.
           ------------------                               ------- ----

          "Substitution Agreement" has the meaning assigned to such term in
           ----------------------
Section 9.11(a).

          "Swing Loans" means Loans made by the Swing Loan Lender pursuant to
           -----------
Section 2.16.

          "Swing Loan Lender" shall mean Fleet National Bank or the other
           -----------------
Lenders pursuant to Section 2.16(d).

          "Swing Loan Sublimit" shall mean $5,000,000.
           -------------------

          "Termination Date" means the earlier to occur of (i) August 25, 2003
           ----------------
and (ii) such earlier date on which the Revolving Loan becomes due and payable pursuant to the terms hereof.

          "Total Liabilities" means, with respect to the Borrower and its
           -----------------
Eligible Subsidiaries, the consolidated liabilities, both short-term and long-term, excluding shareholder equity, of the Borrower and its Eligible Subsidiaries, all as determined in accordance with GAAP.

          "Wholly-Owned Subsidiary" means any Subsidiary of Borrower of which
           -----------------------
the Borrower owns, directly or indirectly, one hundred percent (100%) of the equity of such Subsidiary. Each Wholly-Owned Subsidiary shall execute and deliver a Subsidiary Guaranty (Unlimited) in the form of Exhibit H hereto in favor of the Agent and the Lenders.

          Section 1.2  Accounting Terms.  All accounting terms not specifically
          -----------  ----------------
defined herein shall be construed in accordance with GAAP, calculations of amounts for the purposes of calculating any financial covenants or ratios hereunder shall be made in accordance with GAAP applied on a basis consistent with those used in the Borrower's financial statements referred to in Section
4.5 (other than departures therefrom not material in their impact), and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

          Section 1.3  Other Terms.  References to "Articles", "Sections",
          -----------  -----------
"subsections" and "Exhibits" shall be to Sections, subsections and Exhibits and of this Agreement unless otherwise specifically provided. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Financing Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                   ARTICLE 2

                         AMOUNT AND TERMS OF THE LOANS

          Section 2.1  The Revolving Credit Loans.
          -----------  --------------------------

          (a) Each Lender severally agrees, subject to the terms and conditions of this Agreement, to make Revolving Loans to the Borrower from time to time after receipt by the Agent of, and at the times provided for in, a Borrowing Request from the Borrower in accordance with this Agreement, during the period commencing on the Closing Date and ending on the Business Day immediately preceding the Termination Date, in an aggregate principal amount at any time outstanding not to exceed such Lender's Pro Rata Share of the Commitment. Up to $35,000,000 of the Commitment shall be available for Construction Loans, which Construction Loans shall be advanced to the Borrower pursuant to and subject to the terms of the Construction Loan Agreement. In all other respects, Construction Loans shall be governed by the terms of this Agreement. The aggregate principal amount of all Loans plus the amount drawable or drawn and
                                        ----
not reimbursed under all Letters of Credit at any time outstanding shall not at any time exceed the Commitment except for Construction Loans which may not be drawn on a revolving basis. The Borrower may borrow, repay pursuant to Sections
2.7 and 2.8, and reborrow, from the Closing Date until the last Business Day preceding the Termination Date, the amount available under the Commitment except for Construction Loans which may not be drawn on a revolving basis, provided, however, that the amount of any Construction Loans repaid to the Lenders shall be available for Revolving Loans and Swing Loans up to the amount of the

Commitment. Any Loan not repaid by the Termination Date shall be due and payable on such date.

          (b)  Letters of Credit.  Subject to the terms and conditions set forth
               -----------------
herein, and so long as no Default or Event of Default has occurred, the Borrower may also request Letters of Credit, provided that the aggregate drawable or
                                    --------
drawn and not reimbursed amount of Letters of Credit at any time outstanding hereunder after giving effect to such request, shall not exceed the lesser of
(i) $20,000,000 and (ii) the Commitment minus the sum of the outstanding amount
                                        -----
of all Loans and the aggregate drawable or drawn and not reimbursed amount of all Letters of Credit. All Letters of Credit shall expire on or before the Business Day preceding the Termination Date. Letters of Credit may be issued by Fleet, in its sole discretion, subject to the conditions of this Agreement. The Borrower shall be liable to the Agent for reimbursement of any and all draws under any Letter of Credit and all other amounts required to be paid under the applicable Letter of Credit Documents. If the Borrower fails to promptly pay to the Agent any amounts drawn under the Letters of Credit or any other amount required to be paid in accordance with the terms hereof and the Letter of Credit Documents, the Lenders are hereby irrevocably authorized and directed, in its sole discretion, to make a Revolving Loan in an amount sufficient to discharge all such amounts due under any Letter of Credit including any other amounts required to be paid hereunder or under the Letter of Credit Documents, including all interest accrued thereon but unpaid at the time of such Revolving Loan, and such Revolving Loan shall be a Prime Rate Loan.

          (c)  Requests for Revolving Loans.
               ----------------------------

               (a) Any Authorized Representative of the Borrower may request Revolving Loans by notice to the Agent, given not later than 11:00 A.M. on the day of the proposed Loan in the case of a Prime Rate Loan, and not later than the third Business Day prior to the effective date of such Loan in the case of a Libor Loan or a Prime Rate Loan being converted to a Libor Loan. Each such Borrowing Request shall provide the information required by the form attached hereto as Exhibit A and shall be by telephone or telecopier. Each Borrowing Request shall be irrevocable and binding on the Borrower. Any request for the making of a Libor Loan or conversion of a Prime Rate Loan to a Libor Loan shall be for an amount of not less than $500,000, or increments of $100,000 in excess thereof.

          (d)  Funding of Requests.  Promptly after receipt of a Borrowing
               -------------------
Request, the Agent shall notify each Lender by telephone or telecopier of the proposed borrowing. Each Lender agrees that after its receipt of notification from Agent of Agent's receipt of a Borrowing Request, such Lender shall make available to Agent its Pro Rata Share (or such portion thereof as may be necessary to provide Agent with such Pro Rata Share in Dollars and in immediately available funds, without consideration or use of any contra accounts of any Lender) of the requested Loan by wire transfer to Agent so that Agent receives such Pro Rata Share in Dollars and in immediately available funds not later than 12:00 P.M. (Boston, Massachusetts time) on the first day of the Interest Period for any such requested Libor Loan and on the Business Day for such Loan set forth in Borrower's Request for any such requested Prime Rate Loan, and Agent shall advance funds to the Borrower by depositing such funds in Borrower's account with the Agent, or otherwise in accordance with the direction of the Borrower as specified in the applicable Borrowing Request, upon the Agent's receipt of such funds. Unless the Agent shall have been notified by any Lender (which notice may be telephonic if confirmed promptly in writing) prior to the first day of the Interest Period in respect of any Loan which such Lender is obligated to make under this Agreement, that such Lender does not intend to make available to Agent such Lender's Pro Rata Share of such Loan on such date, Agent may assume that such Lender has made such amount available to Agent on such date and Agent in its sole discretion may, but shall not be obligated to, make available to the Borrower a corresponding amount on such date. If Agent advances said corresponding amount from its own funds, and if such corresponding amount thereafter is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount from such Lender promptly upon demand by Agent together with interest thereon, for each day from such date until the date such amount is paid to Agent, at the Federal Funds Rate for three
(3) Business Days and thereafter at the interest rate applicable to the Loan in question. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify the Borrower and the Borrower shall promptly pay such corresponding amount plus all interest accrued thereon to Agent. Nothing contained in this Section shall be deemed to relieve any Lender from its obligation to fulfill its obligations hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (e)  Optional Conversion of Loans.  The Borrower may on any Business
               ----------------------------
Day, upon notice given to the Agent not later than 12:00 P.M. (Boston time) on the third Business Day prior to the date of the proposed conversion and subject to the provisions of Section 2.09, convert all or any portion of any Prime Rate Loan to a Libor Loan, or all or any portion of any Libor Loan to a Prime Rate Loan; provided, however, that any conversion of any Libor Loan into a Prime Rate
      --------
Loan shall be made only on the last day of the applicable Interest Period, and any conversion of a Prime Rate Loan into Libor Loan shall be in an amount not less than the minimum amount specified in Section 2.1(c). Each such notice of conversion shall, specify (i) the date of such conversion, (ii) the Loans to be converted and (iii) if such conversion is into a Libor Loan, the duration of the initial Interest Period for such Loan. Each notice of conversion shall be irrevocable and binding on the Borrower.

          (f)  Mandatory Conversion of Loans.
               -----------------------------

               (i) On the date on which the aggregate unpaid principal amount of any Libor Loan shall be reduced, by payment or prepayment or otherwise, to less than $500,000, such Loan shall automatically convert into a Prime Rate Loan.

               (ii) If the Borrower shall fail to select the duration of any Interest Period for any Libor Loan, the Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Libor Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Prime Rate Loan.

          Section 2.2    Interest and Fees.
          -----------    -----------------

          (a) Interest.  Interest shall accrue on the Loans at Effective Prime
              --------
or the Libor Rate for each of the relevant Interest Periods subject to and in accordance with the terms and conditions of this Agreement and the Note(s); provided that if a Default or an Event of Default exists and is continuing and has not been cured during any applicable grace period, no Borrowing Request electing the Libor Rate shall be effective and any Loan or portion thereof with respect to which any such Borrowing Request would otherwise have been effective shall bear interest at Effective Prime plus, so long as an Event of Default exists and is continuing, two percent (2%); all of the foregoing being applicable until such Default or Event of Default is cured or waived and a Borrowing Request electing the Libor Rate for such Loan or portion thereof which is effective in accordance with this Agreement is submitted to the Agent in accordance with Section 2.1(c). The Borrower shall pay such interest to the Agent for the pro rata account of each Lender monthly in arrears in the case of Prime Rate Loans, and quarterly in arrears or at the end of each Interest Period (whichever is shorter) in the case of Libor Loans. All provisions of this Agreement and the Note(s) and any other Financing Document are expressly subject to the condition that in no event, whether by reason of acceleration of maturity of the Indebtedness evidenced by any Note or otherwise, shall the amount paid or agreed to be paid thereunder which is deemed interest under applicable law exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"), which shall mean the law in effect on the date of this Agreement, except that if there is a change in such law which results in a higher Maximum Permitted Rate, then each such Financing Document shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provision of any Financing Document results in the rate of interest charged being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, the Agent or any Lender receives an amount which under applicable law would cause the interest rate under any Financing Document to exceed the Maximum Permitted Rate, the portion thereof which would be excessive shall automatically be deemed a prepayment of and be applied to the unpaid principal balance of the Note(s), , to the extent of then outstanding Loans and not a payment of interest and to the extent said excessive portion exceeds the outstanding principal amount of Loans, said excessive portion shall be repaid to the Borrower.

          (b)  Fees. Commencing September 30, 1998 and continuing through the
               ----
Termination Date, the Borrower shall pay to the Agent quarterly for the pro rata account of each Lender, a commitment fee in an amount equal to the percentage per annum, in accordance with the table set forth below, of the amount, if any, by which the Commitment for the quarterly period just ended (or in the case of the first such payment, the period from the Closing Date to the date such payment is due) exceeds the sum of (i) the actual daily outstanding principal balances of the Revolving Loans and Swing Loans plus (ii) the outstanding
                                                ----
drawable or drawn and not reimbursed amounts of any Letters of Credit (the "Commitment Fees").

          ----------------------------------------------------------------------
           TOTAL FUNDED DEBT/
          -------------------
           ADJUSTED EBITDA                                       COMMITMENT FEE
           ---------------                                       --------------
          ----------------------------------------------------------------------
           Less than 1:1                                         0.200%
          ----------------------------------------------------------------------
           Equal to or greater than 1:1 and less than 1.5:1      0.225%
          ----------------------------------------------------------------------
           Equal to or greater than 1.5:1 and less than 2:1      0.250%
          ----------------------------------------------------------------------
           Equal to or greater than 2:1 and less than 2.5:1      0.300%
          ----------------------------------------------------------------------
           Equal to or greater than 2.5:1 and less than 3:1      0.375%
          ----------------------------------------------------------------------
           Equal to or greater than 3:1*                         0.400%
          ----------------------------------------------------------------------

* For the period from the Closing Date to October 31, 1999, if the ratio of Total Funded Debt to Adjusted EBITDA is equal to or greater than 3.5:1, the Commitment Fee will be 0.45%.

Any change in the Commitment Fees required pursuant to the foregoing shall become effective on the fifth Business Day after the Agent receives the Borrower's financial statement for the Borrower's fiscal quarter or year-end, as the case may be. In the event that Borrower fails to provide any financial statement on a timely basis in accordance with Section 5.25(a) or (b), any
                                               ----------------------
interest rate or Commitment Fees increase payable as a result thereof shall be retroactively effective to the date on which the financial statement in question should have been received by the Agent in accordance with Section 5.25(a) or
                                                          ------------------
(b), and the Borrower shall pay any amount due as a result thereof upon written demand from the Agent. The Agent shall send the Borrower written acknowledgment of each change in the Commitment Fees in accordance with the Agent's customary procedures as in effect from time to time, but the failure to send such acknowledgment shall have no effect on the effectiveness or applicability of the foregoing provisions of this definition or

Borrower's obligations with respect to payment and calculation of the Commitment Fees.

          (c)  Letter of Credit Fees. The Borrower shall pay to the Agent for
               ---------------------
the ratable benefit of the Lenders a fee for each documentary Letter of Credit issued at a per annum rate applied to the principal amount of said Letter of Credit in accordance with the table below . The Borrower shall pay to the Agent for the ratable benefit of the Lenders a fee for each stand-by Letter of Credit issued, at a per annum rate applied to the principal amount of said Letter of Credit in accordance with the table below:

                                                            STANDBY LETTER      DOCUMENTARY LETTER
                                                            --------------      ------------------
   TOTAL FUNDED DEBT/EBITDA                                 OF CREDIT FEE       OF CREDIT FEE
   ------------------------                                 -------------       -------------
  -------------------------------------------------------------------------------------------------
   less than 1:1                                            .750                .375%
  -------------------------------------------------------------------------------------------------
   Equal to or greater than 1:1 and less than 1.5:1         .875%               .4375%
  -------------------------------------------------------------------------------------------------
   Equal to or greater than 1.5:1 and less than 2:1         1.00%               .50%
  -------------------------------------------------------------------------------------------------
   Equal to or greater than 2:1 and less than 2.5:1         1.25%               .625%
  -------------------------------------------------------------------------------------------------
   Equal to or greater than 2.5:1 and less than 3:1         1.50%               .75%
  -------------------------------------------------------------------------------------------------
   Equal to or greater than 3:1*                            1.75%               .875%
  -------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------

          *For the period from the Closing Date to October 31, 1999, if the ratio of Total Funded Debt to EBITDA is equal to or greater than 3.5:1 the Documentary Fee will be 1.0% and the Standby Letter of Credit Fee will be 2.0%.

          Such fees shall be due and payable quarterly in arrears. In addition, the Borrower shall pay to Fleet for its own account Fleet's customary issuance, amendment, negotiation and administrative fees with respect to each Letter of Credit in such amounts and at such times as Fleet shall specify.

          (d)  Increased Costs - Capital.  If, after the date hereof, any Lender
               -------------------------
shall have reasonably determined that the adoption after the date hereof of any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or such Lender's holding company with any policy, guideline, directive or request regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or such Lender's holding company as a consequence of the obligations hereunder of such Lender to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such Lender's holding company with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the capital of such Lender or such Lender's holding company was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then such Lender shall notify the Agent and the Borrower thereof and the Borrower shall pay to the Agent for the account of such Lender from time to time as specified by such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, each such payment to be made by the Borrower within five (5) Business Days after each demand by such Lender; provided that the liability of the Borrower to pay such costs shall only accrue with respect to costs accruing from and after the 180th day prior to the date of each such demand. A certificate in reasonable detail of one of the officers of such Lender describing the event giving rise to such reduction and setting forth the amount to be paid to such Lender hereunder and a computation of such amount shall accompany any such demand and shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender shall act reasonably and will use any reasonable averaging and attribution methods. If the Borrower shall, as a result of the requirements of this Section 2.2(c) above, be required to pay any Lender the additional costs referred to above and the Borrower, in its sole discretion, shall deem such additional amounts to be material, the Borrower shall have the right to substitute another financial institution that is an Eligible Assignee for such Lender which has certified the additional costs to the Borrower, and the Agent shall use reasonable efforts at no cost to the Agent to assist the Borrower to locate such substitute financial institution. Any such substitution shall take place in accordance with Section 9.11 and shall otherwise be on terms and conditions reasonably satisfactory to the Agent, and until such time as such substitution shall be consummated, the Borrower shall continue to pay such additional costs. Upon any such substitution, such Lender shall be obligated to assign all of its interest under this Agreement and the other Financing Documents to the designated Eligible Assignee.

          Section 2.3   Notations. At the time of (i) the making of each
          -----------   ---------
Revolving Loan, (ii) each change in the interest rate under any Note; and (iii) each payment or prepayment of any Note, each Lender may enter upon its records an appropriate notation evidencing (a) such Lender's Pro Rata Share of the Loans, and (b) the interest rate and Interest Period applicable thereto, or (c) such payment or prepayment (voluntary or involuntary) of principal, and (d) in the case of payments or prepayments (voluntary or involuntary) of principal, that portion of the applicable Loan which was paid or prepaid. No failure to make any such notation shall affect the Borrower's unconditional obligations to repay the Loans and all interest, fees and other sums due in connection with this Agreement, the Note(s), or any Financing Document in full, nor shall any such failure, standing alone, constitute grounds for disproving a payment of principal by the Borrower. In the absence of manifest error, such notations and each Lender's records containing such notations shall constitute presumptive evidence of the facts stated therein, including, without limitation, the outstanding amount of such Lender's Pro Rata Share of the Loans and all amounts due and owing to such Lender at any time. Any such notations and such Lender's records containing such notations may be introduced in evidence in any judicial or administrative proceeding relating to this Agreement, the Loans or any Note.

          Section 2.4   Computation of Interest. Interest due under this
          -----------   -----------------------
Agreement and any Note shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

          Section 2.5   Time of Payments and Prepayments in Immediately
          -----------   -----------------------------------------------
Available Funds.
---------------

          (a)  Time. All payments and prepayments of principal, fees, interest
               ----
and any other amounts owed from time to time under this Agreement and/or under each Note shall be made to the Agent for the pro rata account of each Lender at the address referred to in Section 9.6 in Dollars and in immediately available funds prior to 2:00 P.M. on the Business Day that such payment is due, provided that the Borrower hereby authorizes and instructs the Agent to charge against the Borrower's accounts with the Agent on each date on which a payment is due hereunder and/or under any Note and on any subsequent date, if and to the extent any such payment is not made when due, an amount up to the principal, interest and fees due and payable to the Lenders, the Agent or any Lender hereunder and/or under any Note and such charge shall be deemed payment hereunder and under the Note(s) in question to the extent that immediately available funds are then in such accounts. To the extent that immediately available funds are then in such accounts, the failure of the Agent to charge any such account or the failure of the Agent to charge any such account prior to 2:00 P.M. shall not be the basis for an Event of Default under Section 7.1(a) and any amount due on the Loans on such date shall be deemed paid; provided that the Agent shall have the right to charge any such account on any subsequent date for such unpaid payment and an Event of Default shall exist if sufficient immediately available funds are not in such accounts on the date the Agent so charges such account after the expiration of any applicable cure period. In the event of any charge against the Borrower's accounts by the Agent pursuant to this Section, the Agent shall use reasonable efforts to provide notice to the Borrower of such charge in accordance with the Agent's customary procedures, but the failure to provide such notice shall not in any way be a basis for any liability of the Agent nor shall such failure adversely affect the validity and effectiveness of any such action by the Agent. Any payment or prepayment which is received by the Agent after 2:00 P.M. on a Business Day shall be deemed received for all purposes of this Agreement on the next succeeding Business Day provided that, if the failure by the Agent to
                             -------- ----
receive such funds prior to 2:00 P.M. is due to the Agent's failure to charge the account of the Borrower prior to 2:00 P.M., the funds shall be deemed received on such Business Day; and, provided further that, solely for the
                                    --------
purpose of determining whether a Default or Event of Default has occurred under
Section 7.1(a), any such payment or prepayment, if received by the Agent prior to the close of the Agent's business on a Business Day, shall be deemed received on such Business Day. All payments of principal, interest, fees and any other amounts which are owing to any or all of the Lenders that are received by the Agent in immediately available Dollars shall be remitted by the Agent to the Lenders promptly upon receipt. The amount of each payment remitted by the Agent to each Lender shall be such amount as shall be necessary to provide such Lender with its Pro Rata Share of such payment.

          (b)  Setoff, etc. Regardless of the adequacy of any collateral for any
               -----------
of the Obligations, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower irrespective of whether or not such Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. Each such Lender agrees to promptly notify the Borrower and the Agent after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Promptly following any notice of setoff received by the Agent from a Lender pursuant to the foregoing, the Agent shall notify each other Lender thereof. The rights of each Lender under this
Section 2.5(b) are in addition to all other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have and are subject to Section 9.12. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its Pro Rata Share of payments obtained by all Lenders hereunder and under the Notes at such time in excess of its Pro Rata Share of payments obtained by all the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender's Pro Rata Share of such recovery together with an amount equal to such Lender's Pro Rata Share of any interest other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.5(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          (c)  Unconditional Obligations and No Deductions.  The Borrower's
               -------------------------------------------
obligation to make all payments provided for in this Agreement, the Note(s), and the other Financing Documents shall be unconditional. Each such payment shall be made without deduction for any claim, defense or offset of any type, including without limitation any withholdings and other deductions on account of income or other taxes and regardless of whether any claims, defenses or offsets of any type exist.

          Section 2.6   Mandatory Payments; Reductions of Commitments.
          -----------   ---------------------------------------------

          (a) In addition to each other principal payment required hereunder, the outstanding principal balances of the Revolving Loans shall be repaid on the Termination Date.

          (b) The Commitment shall be reduced on the last day of each calendar quarter commencing with the first calendar quarter ending after the third anniversary of the Closing Date by an amount in each case equal to five percent (5%) of the Commitment outstanding on the third anniversary of the Closing Date. On the date of each such reduction in the Commitment, the Borrower shall repay to the Agent for the benefit of the Lenders the amount by which the aggregate outstanding Loans exceed the Commitments after giving effect to such reduction.

          (c) All amounts repaid by the Borrower's Eligible Subsidiaries in respect of intercompany loans shall be paid directly to the Agent for the benefit of the Lenders for application to the then outstanding principal of the Loans. In the event that the Borrower receives any such payments in respect of intercompany loans, the Borrower shall hold such amounts in trust for the Agent and the Lenders, and shall promptly pay over such amounts to the Agent for the benefit of the Lenders for application to the then outstanding principal of the Loans.

          Section 2.7   Voluntary Prepayments.  All or any portion of the unpaid
          -----------   ---------------------
principal balance of any Prime Rate Loans may be prepaid at any time, without premium or penalty.

          Section 2.8   Voluntary Prepayment of Libor Loans.  Notwithstanding
          -----------   -----------------------------------
anything to the contrary contained herein, in any Note, or in any other Financing Document, the Borrower shall be permitted to prepay without premium or penalty any portion of Libor Loans only on the last day of the Interest Period applicable thereto.

          Section 2.9   Voluntary Reduction of Commitment.  At the Borrower's
          -----------   ---------------------------------
option, the Commitment may be permanently and irrevocably reduced in whole or in part by an amount of at least $1,000,000 and to the extent in excess thereof in integral multiples of $500,000 at any time and from time to time; provided that
(i) the Borrower gives the Agent written notice of the exercise of such option at least three (3) Business Days prior to the effective date thereof, (ii) the aggregate outstanding balance of the Loans, if any, does not exceed the Commitment as so reduced on the effective date of such reduction, and (iii) the Borrower is not, and after giving effect to such reduction, would not be in violation of Section 2.8. Any such reduction shall concurrently reduce the Dollar amount of each Lender's Pro Rata Share of the Commitment and the Commitment.

          Section 2.10  Payment on Non-Business Days.  Whenever any payment to
          ------------  ----------------------------
be made hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of fees, if any, and interest under this Agreement and under such Note.

          Section 2.11  Use of Proceeds.  The Borrower shall use the proceeds of
          ------------  ---------------
the Revolving Loans solely for the Borrower's and its Eligible Subsidiaries' working capital needs, for the Construction, letters of credit, and other general corporate purposes, for Acquisitions permitted in Section 6.3, and for Investments permitted by Section 6.12, provided, however, that the maximum amount of the proceeds of the Revolving Loans which may be used in connection with such Acquisitions or Investments permitted by Section 6.3 shall not exceed:
(i) $35,000,000 in connection with any one such Acquisition or Investment; and
(ii) $50,000,000 in the aggregate in any twelve (12) month period in connection with all such Acquisitions or Investments.

          Section 2.12  Special Libor Loan Provisions.  The Libor Loans shall be
          ------------  -----------------------------
subject to and governed by the following terms and conditions:

          (a)  Requests. Each Borrowing Request selecting the Libor Rate must be
               --------
received by the Agent in accordance with Section 2.1(c).

          (b)  Libor Loans Unavailable.  Notwithstanding any other provision of
               -----------------------
this Agreement, if, prior to or on the date on which all or any portion of the Loans is to be made as or converted into a Libor Loan, any of the Lenders (or the Agent with respect to (ii) below) shall reasonably determine (which determination shall be conclusive and binding on the Borrower), that

               (i) Dollar deposits in the relevant amounts and for the relevant Interest Period are not offered to such Lender in the London interbank market,

               (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted Libor Rate, or

               (iii) the Adjusted Libor Rate shall no longer represent the effective cost to such Lender for Dollar deposits in the London interbank market,

such Lender shall notify the Agent not later than the close of business on the second Business Day prior to the date on which such Libor Loan is to be made. The Agent shall promptly give notice of such determination to the Borrower, and all or such portion of the Loans, as the case may be, which are subject to any of Section 2.12(b) (i), (ii) through (iii) as a result of such Lender's determination shall be made as or converted into, as the case may be, Prime Rate Loans and such Lender shall have no further obligation to make Libor Loans, until further written notice to the contrary is given by the Agent to the Borrower. If such circumstances subsequently change so that such Lender shall no longer be so affected, such Lender's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans shall be reinstated when such Lender obtains actual knowledge of such change of circumstances, and promptly after obtaining such actual knowledge, such Lender shall forward written notice thereof to the Agent. After receipt of such notice, the Agent shall promptly forward written notice thereof to the Borrower. During any period throughout which any of the Lenders has no obligation to make or maintain its Pro Rata Share(s) of the Loans as Libor Loans, no Borrowing Request electing the Libor Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Lender(s), but shall be effective as to the other Lenders.

          (c)  Libor Lending Unlawful.  In the event that any change in
               ----------------------
applicable laws or regulations (including the introduction of any new applicable law or regulation) or in the interpretation thereof (whether or not having the force of law) by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any of the Lenders to make or continue to maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans, each such Lender shall promptly notify the Agent by telephone or telex thereof, and of the reasons therefor, and the obligation of such Lender to make or maintain its Pro Rata Share of the Loans or such portion thereof as Libor Loans shall, upon the happening of such event, terminate and the Agent shall, by telephonic notice to the Borrower, declare that such obligation has so terminated with respect to such Lender, and such Pro Rata Share of the Loans or any portion thereof to the extent then maintained as Libor Loans, shall, on the last day on which such Lender can lawfully continue to maintain such Pro Rata Share of the Loans or any portion thereof as Libor Loans, automatically convert into Prime Rate Loans without additional cost to the Borrower. If circumstances subsequently change so that such Lender shall no longer be so affected, such Lender's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans shall be reinstated when such Lender obtains actual knowledge of such change of circumstances, and promptly after obtaining such actual knowledge such Lender shall forward written notice thereof to the Agent. After receipt of such notice, the Agent shall promptly forward written notice thereof the Borrower. During any period throughout which any of the Lenders has no obligation to make or maintain its Pro Rata Share(s) of the Loans as Libor Loans, no Borrowing Request electing the Libor Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Lender(s), but shall be effective as to the other Lenders.

          (d)  Additional Costs on Libor Loans.  The Borrower further agrees to
               -------------------------------
pay to the Agent for the account of the applicable Lender or Lenders such amounts as will compensate any of the Lenders for any increase in the cost to such Lender of making or maintaining (or of its obligation to make or maintain) all or any portion of its Pro Rata Share of the Loans as Libor Loans and for any reduction in the amount of any sum receivable by such Lender under this Agreement in respect of making or maintaining all or any portion of such Lender's Pro Rata Share of the Loans as Libor Loans, in either case, from time to time by reason of:

               (i) any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender, under or pursuant to any law, treaty, rule, regulation (including, without limitation, any Regulations of the Board of Governors of the Federal Reserve System) or requirement in effect on or after the date hereof, any interpretation thereof by any governmental authority charged with administration thereof or by any central bank or other fiscal or monetary authority or other authority, or any requirement imposed by any central bank or such other authority whether or not having the force of law; or

               (ii) any change in (including the introduction of any new) applicable law, treaty, rule, regulation or requirement or in the interpretation thereof by any official authority, or the imposition of any requirement of any central bank, whether or not having the force of law, which shall subject such Lender to any tax (other than taxes on net income imposed on such Lender), levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever or change the taxation of such Lender with respect to making or maintaining all or any portion of its Pro Rata Share of the Loans as Libor Loans and the interest thereon (other than any change which affects, and to the extent that it affects, the taxation of net income of such Lender); provided, that with respect to any withholding the foregoing shall not apply to any withholding tax described in sections 1441, 1442 or 3406 of the Code, or any succeeding provision of any legislation that amends, supplements or replaces any such section, or to any tax, levy, impost, duty, charge, fee, deduction or withholding that results from any noncompliance by a Lender with any federal, state or foreign law or from any failure by a Lender to file or furnish any report, return, statement or form the filing or furnishing of which would not have an adverse effect on such Lender and would eliminate such tax, impost, duty, deduction or withholding;

In any such event, such Lender shall promptly notify the Agent thereof and the Agent shall promptly notify the Borrower thereof and the additional amounts required to fully compensate such Lender for such increased or new cost or reduced amount as reasonably determined by such Lender. Such additional amounts shall be payable within ten (10) Business Days after the Borrower's receipt of said notice. Such Lender's certificate as to any such increased or new cost or reduced amount (including calculations, in reasonable detail, showing how such Lender computed such cost or reduction) shall be submitted by the Agent to the Borrower and shall, in the absence of manifest error, be conclusive. In determining any such amount, the Lender(s) may use any reasonable averaging and attribution methods.

          (e)  Libor Funding Losses. In the event any of the Lenders shall incur
               --------------------
any loss or expense (including, without limitation, anticipated lost profits, and any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain all or any portion of the Loans as Libor Loans) as a result of:

               (i) payment or prepayment by the Borrower of all or any portion of any Libor Loan on a date other than the last day of the Interest Period applicable to such Libor Loan, for any reason; provided, however that this clause shall not be deemed to grant the Borrower any right to convert a Libor Loan to a Prime Rate Loan prior to the end of any Interest Period or to imply such right;

               (ii) conversion of all or any portion of any Libor Loan on a day other than the last day of an Interest Period applicable to such Loan to a Prime Rate Loan for any reason including, without limitation, acceleration of the Loans upon or after an Event of Default, or any other cause, whether voluntary or involuntary, and whether or not referred to or described in this Agreement, other than any such conversion resulting solely from application of Sections 2.12(b) or 2.12(c) by any Lender; or

               (iii) any failure by the Borrower to borrow the Loans as Libor Loans on the date specified in any Borrowing Request selecting the Libor Rate, other than any such failure resulting solely from application of Sections 2.12(b) or 2.12(c) by any Lender;

such Lender shall promptly notify the Agent thereof, and of the reasons therefor. Upon the request of the Agent, the Borrower shall pay directly to the Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender, which shall be correct in the absence of manifest error) reimburse such Lender for such loss or expense. Each Lender shall furnish to the Borrower, upon written request from the Borrower received by the Agent, a written statement setting forth the computation of any such amounts payable to such Lender under this Section 2.12(e).

          If the Borrower shall, as a result of the requirements of Section 2.12(d) above, be required to pay any Lender the additional costs referred to therein, but not be required to pay such additional costs to the other Lender or Lenders and the Borrower, in its sole discretion, shall deem such additional amounts to be material or in the event that Libor Loans from a Lender are unavailable to the Borrower as a result solely of the provisions of Sections 2.12(b), 2.12(c) or 2.12(d), but are available from the other Lender or Lenders, the Borrower shall have the right to substitute another financial institution that is an Eligible Assignee for such Lender which is entitled to such additional costs or which is relieved from making Libor Loans and the Agent shall use reasonable efforts (with all reasonable costs of such efforts by the Agent to be borne by the Borrower) to assist the Borrower to locate such substitute financial institution. Any such substitution shall take place in accordance with Section 9.11 and otherwise be on terms and conditions reasonably satisfactory to the Agent, and until such time as such substitution shall be consummated, the Borrower shall continue to pay such additional costs and comply with the above-referenced Sections. Upon any such substitution, such Lender shall be obligated to assign all of its interest under this Agreement and the other Financing Documents to the designated Eligible Assignee.

          (f)  Assumptions Concerning Funding of Libor Loans. The calculation of
               ---------------------------------------------
all amounts payable to the Lenders under this Section 2.12 shall be made as though each Lender actually funded its relevant Libor Loans through the purchase of a deposit in the London interbank market bearing interest at the Libor Rate in an amount equal to that Libor Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, that each Lender may fund each of its Libor Loans in any manner it sees fit and the foregoing assumption shall be utilized solely for the purpose of calculating amounts payable under this Section 2.12.

          Section 2.13  Special Provisions Relating to Letters of Credit.
          ------------  ------------------------------------------------

          (a)  Requests for Letters of Credit.  Whenever the Borrower desires to
               ------------------------------
obtain a Letter of Credit, the Borrower shall submit to the Agent a letter of credit application, in form and substance satisfactory to the Agent, no later than six (6) Business Days prior to the proposed date of issuance of the Letter of Credit. Promptly after the issuance of any Letter of Credit, and, in any event, no less often than once per week, the Agent shall give each Lender notice of the issuance of such Letter of Credit.

          (b)  Payment of Reimbursement Obligations.
               ------------------------------------

               (i)  Payment to Fleet. Notwithstanding any provisions to the
                    ----------------
contrary in any Letter of Credit Document, the Borrower agrees, to reimburse Fleet for any drawings (whether partial or full) under each Letter of Credit and to pay to Fleet the amount of all other Reimbursement Obligations and other amounts payable to Fleet under or in connection with such Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against Fleet or any other Person; and

               (ii) Recovery or Avoidance of Payments. In the event any payment
                    ---------------------------------
by or on behalf of the Borrower with respect to any Letter of Credit (or any Reimbursement Obligation relating thereto) received by Fleet or the Agent and distributed by the Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from Fleet or the Agent in connection with any receivership, liquidation or bankruptcy proceeding, each Lender shall, upon demand by the Agent, pay to the Agent, for the account of the Agent or Fleet, such Lender's Pro Rata Share of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by such Lender.

          (c)  Participations.
               --------------

               (i)  Purchase of Participations. Immediately upon issuance of a
                    --------------------------
Letter of Credit by Fleet, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation in such Letter of Credit equal to such Lender's Pro Rata Share of the face amount thereof (including, without limitation, all obligations of the Borrower with respect thereto, and any security therefor or guaranty thereof);

               (ii) Sharing of Letter of Credit Payments. In the event that
                    ------------------------------------
Fleet makes a payment under any Letter of Credit and Fleet shall not have been repaid such amount by the Borrower, Fleet shall notify each Lender of such failure prior to 11 a. m. on any Business Day, and notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, each Lender shall pay Fleet on such Business Day, the amount of such Lender's Pro Rata Share of such unreimbursed payment in U. S. Dollars in immediately available funds. Any amount due and payable by any Lender under this section which is paid after the date when due, shall bear interest at the Federal Funds Effective Rate, which interest shall be due and payable on the date of such Lender's payment under this section;

               (iii) Sharing of Reimbursement Obligation Payments. Whenever
                     --------------------------------------------
Fleet receives a payment from or on behalf of the Borrower on account of a Reimbursement Obligation as to which the Agent has previously received for the account of Fleet payment from a Lender pursuant to this section, Fleet shall promptly pay to the Agent, for the benefit of such Lender, such Lender's Pro Rata Share of the amount of such payment on the Business Day on which immediately available funds are received by Fleet, if prior to 11:00 A.M. and otherwise on the next succeeding Business Day;

               (iv)  Documentation. Upon the request of any Lender, the Agent
                     -------------
shall furnish to such Lender copies of any Letter of Credit, Letter of Credit Document, or application for any Letter of Credit and such other document as may reasonably be requested by such Lender in connection therewith; and

               (v)   Obligations Irrevocable. The obligation of each Lender to
                     -----------------------
make payments to the Agent with respect to any Letter of Credit and such Lender's participation therein and the obligation of the Borrower to make payments to Fleet or to the Agent, for the account of the Lenders, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement, including, without limitation, any of the following circumstances:

                     (A) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                     (B) The existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee or assignee of any Letter of Credit (or any Person for whom any such transferee or assignee may be acting), Fleet, the Agent, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

                    (C) Any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (D) The surrender or impairment of any Collateral or any other security for the Obligations or the performance or observance of any of the terms of any of the Loan Documents;

                    (E)  The occurrence of any Default or Event of Default; or

                    (F) The Agent's failure to give notice to the Lenders of the issuance of any Letter of Credit;

provided that, no Lender shall be obligated to pay such Lender's Pro Rate Share
--------------
of any unreimbursed amount arising from any wrongful payment made by Fleet under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of Fleet.

          (d)  Indemnification.  In addition to amounts payable as elsewhere
               ---------------
provided in this Agreement, the Borrower agrees, to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, directly or indirectly, of

               (i) the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of such Lender or the Agent, as determined by a court of competent jurisdiction; or

               (ii) the failure of Fleet to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or
                  -- ----    -- -----
omissions being hereinafter referred to collectively as "Government Acts").

          (e)  Assumption of Risk by the Borrower.  As among the Borrower, the
               ----------------------------------
Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders and the Agent shall not be responsible for:

               (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be, in any or all respects, invalid, insufficient, inaccurate, fraudulent or forged;

               (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

               (iii) the failure of the beneficiary of any Letter of Credit to comply duly with the conditions required in order to draw upon such Letter of Credit;

               (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

               (v)    errors in interpretation of technical terms;

               (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

               (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

               (viii) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any Government Acts.

None of the foregoing shall affect, impair or prevent the vesting of any of the Agent's rights or powers under this Section.

          (f)  Cash Collateral.  If, notwithstanding the provisions of Section
               ---------------
2.1(b) hereof, any Letter of Credit is outstanding on the Termination Date, then on or prior to such Termination Date, the Borrower shall, promptly on demand by the Agent, deposit with the Agent, for the ratable benefit of the Lenders, with respect to each Letter of Credit then outstanding, as the Agent shall specify, cash collateral ("Cash Collateral") in an amount necessary to reimburse the Agent and the Lenders for payments made by Fleet under such Letter of Credit. Such Cash Collateral shall be held by the Agent for the benefit of the Lenders, as security for, and to provide for the payment of, the Reimbursement Obligations. In addition, the Agent may at any time after the Termination Date apply any or all of such Cash Collateral to the payment of any or all of the Obligations then due and payable. The Borrower may, as an alternative to providing such Cash Collateral, arrange for a back-up letter of credit for the benefit of the Agent, from a financial institution satisfactory to the Agent in its sole discretion.

          Section 2.14  Eligible Subsidiaries.
          ------------  ---------------------

          (a) The Borrower shall from time to time designate each of its Subsidiaries as an Eligible Subsidiary or an Ineligible Subsidiary, as set forth on Exhibit E hereto. A new Exhibit E shall be substituted by the Borrower upon any change in the status of any Subsidiary as Eligible or Ineligible. Eligible Subsidiaries shall be eligible to receive the benefit of the credit under this Agreement pursuant to intercompany loans made by the Borrower to such Eligible Subsidiaries, or letters of credit issued on behalf of such Eligible Subsidiaries at the application and direction of the Borrower.

          (b) Ineligible Subsidiaries shall not be permitted to receive any direct monetary benefit of the credit under this Agreement. An Ineligible Subsidiary may obtain financing from financial institutions and grant security interests, liens or encumbrances on its assets; provided that the terms of any
                                                --------
such financing may not include (i) except as permitted by Sections 6.2 and 6.8, any Guaranty of, or other recourse to, the Borrower or any of its Eligible Subsidiaries; or (ii) any provision pursuant to which a change of control of such Ineligible Subsidiary would constitute an event of default or otherwise permit any lender to accelerate such Ineligible Subsidiary's indebtedness, unless such provision expressly permits the exercise by the Agent of its remedies under the Pledge Agreement.

          (c) At the Borrower's discretion, an Eligible Subsidiary that is not a Wholly-Owned Subsidiary may be redesignated as an Ineligible Subsidiary, and an Ineligible Subsidiary may be redesignated as a wholly-owned Eligible Subsidiary, so long as no Default or Event of Default shall have occurred and be continuing at the time of, or occur as a result of, such redesignation. If at any time while there is no Event of Default hereunder, TravelSmith, TTA or Whispering Pines is redesignated as an Ineligible Subsidiary and the entity being redesignated has satisfied in full its obligations under its respective Guaranty to Lender, the Guaranty and all collateral pledged by such entity in connection therewith shall be released by Lender.

          (d) Upon the acquisition by the Borrower of any new Subsidiary that will be designated as an Eligible Subsidiary, the Borrower shall deliver (i) a Certification of Officer in the form of Exhibit G hereto, (ii) pro forma financial statements to the Agent calculating the financial covenants hereunder and giving effect to such proposed acquisition, (iii) a certificate of an officer of the Borrower certifying that no Default or Event of Default has occurred and is continuing at the time of, or would result from the consummation of, such acquisition, and (iv) a copy of any applicable stockholder or similar agreement, and such other information as the Agent may request. The terms of any stockholders or similar agreement entered into at the time of such acquisition shall contain no restrictions on the pledge or transfer of any equity interest owned by the Borrower, other than reasonable rights of first refusal. Each new Eligible Subsidiary that is not a Wholly-Owned Subsidiary shall execute and deliver a Subsidiary Guaranty in the form of Exhibit F hereto in favor of the Agent and the Lenders, and each new Wholly-Owned Subsidiary shall execute and deliver a Subsidiary Guaranty in the form of Exhibit H hereto in favor of the Agent and the Lenders, which Subsidiary Guaranty in each case shall be delivered concurrently with the delivery of the other documents required by this Section 2.14(d). In the event that, at any time, an Eligible Subsidiary that is not a Wholly-Owned Subsidiary becomes a Wholly-Owned Subsidiary, such Subsidiary shall execute and deliver a Subsidiary Guaranty in the form of Exhibit H hereto in favor of the Agent and the Lenders.

          Section 2.15  Settlement Among Lenders.
          ------------  ------------------------

          (a)  Settlement Procedures as to Loans.
               ---------------------------------

               (i) The Agent may elect, in its discretion, to settle accounts among the Lenders with respect to the Loans less frequently than each Business Day. If the Agent so elects, it may designate from time to time each such date as a "Settlement Date" by delivering to each Lender a settlement report not later than 2:30 p.m. (Boston time) on the proposed Settlement Date, which settlement report (each a "Settlement Report") shall be with respect to the period beginning on the previous Settlement Date and ending on such designated Settlement Date. On each Settlement Date, payments shall be made by or to the Agent and the Lenders in the manner provided in this Section 2.15 in accordance with such Settlement Report so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings (as hereinafter defined) shall equal such Lender's Pro Rata Share of all Loans then outstanding. For purposes of this Section 2.15, "Net Outstandings" with respect to any Lender at any time shall mean (a) all amounts paid by such Lender to the Agent in respect of Loans or otherwise under this Agreement, minus (b) all amounts which are received by the Agent and paid over
           -----
to such Lender for application in reduction of the outstanding principal amount of the Loans.

               (ii)  Net Decrease in Outstandings. If on any Settlement Date the
                     ----------------------------
increase, if any, in the dollar amount of any Lender's Net Outstandings is less than such Lender's Pro Rata Share of amounts received by the Agent since the previous Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings, and the Agent shall pay to such Lender the excess allocable to such Lender.

               (iii) Net Increase in Outstandings. If on any Settlement Date the
                     ----------------------------
increase, if any, in the dollar amount of any Lender's Net Outstandings exceed such Lender's Pro Rata Share of amounts received by the Agent since the previous Settlement Date, such Lender and the

Agent, in their respective records shall apply such Lender's Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Agent, for its own account, any excess.

               (iv)  No Loans; No Change in Outstandings. If a Settlement Report
                     -----------------------------------
indicates that no Loans have been made during the period since the previous Settlement Date, then such Lender's Pro Rata Share of any amounts received by the Agent shall be paid by the Agent to such Lender. If a Settlement Report indicates that the increase in the dollar amount of a Lender's Net Outstandings is exactly equal to such Lender's Pro Rata Share of amounts received by the Agent since the previous Settlement Date, such Lender and Agent, in their respective records, shall apply such Lender's Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings.

               (v)   Payments to Agent. Payment by any Lender to the Agent shall
                     -----------------
be made not later than 3:30 p.m. (Boston time) on the Business Day such payment is due. Payment by the Agent to any Lender shall be made by wire transfer by 3:30 p.m. (Boston time) on such Business Day.

               (vi)  Lender Payment Default. If a Lender shall, at any time,
                     ----------------------
fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

               (vii) Interest.  With respect to the payment of any funds under
                     --------
this Section 2.15, whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate.

          Section 2.16  SWING LOAN FACILITY.

          (a)  The Swing Loan.  The Swing Loan Lender agrees, subject to the
               --------------
terms and conditions of this Agreement, upon notice by the Borrower made to the Swing Loan Lender in accordance with Section 2.16(b)(i), to make Swing Loans to the Borrower during the period commencing on the Closing Date and ending on the Business Day immediately preceding the Termination Date, in an aggregate principal amount not to exceed the Swing Loan Sublimit. Amounts borrowed by the Borrower under this Section 2.16 may be repaid and reborrowed, subject to the conditions of this Agreement. Notwithstanding any other provisions of this Agreement and in addition to the Swing Loan Sublimit limitation set forth above
(a) at no time shall the sum of (i) the aggregate principal amount of all outstanding Swing Loans (after giving effect to all amounts requested and the application of the proceeds thereof) plus (ii) the aggregate principal amount of
                                     ----
all
outstanding Revolving Loans (after giving effect to all amounts requested and the application of the proceeds thereof), plus (iii) the aggregate amount
                                          ----
drawable or drawn and not reimbursed under all Letters of Credit, exceed the aggregate amount of the Commitment and (b) at no time shall the aggregate Loans of the Swing Loan Lender (both in its capacity as the Swing Loan Lender and in its capacity as a Lender) exceed the dollar equivalent of its Pro Rata Share of the Commitment; provided, however, that subject to the limitations set forth in
                -------------------
this Section 2.16(a) from time to time the ratio of (x) the sum of the aggregate Loans of the Swing Loan Lender (both in its capacity as the Swing Loan Lender and in its capacity as a Lender) to (y) the sum of the aggregate Loans of all Lenders (including the Swing Loan Lender both in its capacity as the Swing Loan Lender and in its capacity as a Lender) may exceed its Pro Rata Share of the Commitment.

          (b)  Requests for Swing Loans
               ------------------------

          (i) Any Authorized Representative of the Borrower may request Swing Loans by notice to the Swing Loan Lender, given not later than 11:00 A.M. on the day of the proposed Swing Loan. Each such Borrowing Request shall provide the information required by the form attached hereto as Exhibit A and shall be by telephone or telecopier. Each Borrowing Request shall be irrevocable and binding on the Borrower. Each Swing Loan shall be evidenced by the Note of the Swing Loan Lender.

          (ii) After receipt of a Borrowing Request for a Swing Loan, the Swing Loan Lender, on the Business Day for such Swing Loan set forth in Borrower's Request for any such requested Swing Loan, shall advance funds to the Borrower by depositing such funds in Borrower's account with the Swing Loan Lender, or otherwise in accordance with the direction of the Borrower as specified in the applicable Borrowing Request.

          (c)  Interest on Swing Loans. Interest shall accrue on the Swing Loans
               -----------------------
at Effective Prime and shall be payable monthly in arrears for the account of the Swing Loan Lender, subject to and in accordance with the terms and conditions of this Agreement and the Note(s); provided that if a Default or an Event of Default exists and is continuing and has not been cured during any applicable grace period, any Swing Loan or portion thereof with respect to which any such Borrowing Request would otherwise have been effective shall bear interest at Effective Prime plus, so long as an Event of Default exists and is continuing, two percent (2%); all of the foregoing being applicable until such Default or Event of Default is cured or waived.

          (d)  Mandatory Participations in Swing Loans.  If any Event of Default
               ---------------------------------------
shall occur, Lender irrevocably agrees that it will, at the request of the Swing Loan Lender, (1) purchase an undivided percentage participation interest in the outstanding Swing Loan equal to such Revolving Lender's Pro Rata Share of the Commitment, and (2) immediately transfer to the Swing Loan Lender, in immediate available funds, an amount equal to such Lender's Pro Rate Share of the Commitment multiplied by the aggregate amount of all Swing Loans outstanding at such time. After receipt by the Swing Loan Lender of any Lender's payment pursuant to clause (2) above, the Swing Loan Lender shall cause the Agent to properly register such Lender's participation interest, and thereafter, the Agent shall pay to such Lender such Pro Rata Share of the Commitment of all amounts paid by the Borrower in respect of the Swing Loan Advances (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest was outstanding and funded); provided, that, in the event the Agent is required to return or refund to the Borrower any payment received in respect of the Swing Loan Advances, such Lender shall promptly return to the Agent such Lender's Pro Rata Share of the Commitment of the amount required to be returned or refunded.


                                  ARTICLE 3.

                             CONDITIONS OF LENDING

          Section 3.1  Conditions Precedent to the Commitment and Initial Loans.
          -----------  --------------------------------------------------------
The Commitment and the obligation of the Lenders to make the initial Loan are subject to performance by the Borrower of all of its obligations under this Agreement and to the satisfaction of the conditions precedent that all legal matters incident to the transactions contemplated hereby or incidental to the Loans shall be reasonably satisfactory to counsel for the Agent and that the Lenders shall have received on or before the Closing Date all of the following, each dated the Closing Date or another date acceptable to the Lenders and each to be in form and substance reasonably satisfactory to the Agent or if any of the following is not a deliverable, the satisfaction of such condition in form and substance reasonably satisfactory to the Agent:

          (a) The Financing Documents, including, without limitation, those hereinafter set forth and the Borrower's and any Subsidiary's certificate of incorporation or other organizational documents.

          (b) Certificate of the secretary of the Borrower and each Eligible Subsidiary certifying as to the resolutions of the shareholders or board of directors of the Borrower and each Eligible Subsidiary authorizing and approving each of the Financing Documents to which the Borrower and each Eligible Subsidiary is a party and other matters contemplated hereby and certifying as to the names and signatures of the Authorized Representative(s) of the Borrower and each Eligible Subsidiary authorized to sign each Financing Document to be executed and delivered by or on behalf of the Borrower and each Eligible Subsidiary. The Agent and the Lenders may conclusively rely on each such certificate until the Agent shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the Authorized Representative(s) named in such further certificate.

     (c) Favorable opinions of Rich, May, Bilodeau & Flaherty, P.C., counsel for the Borrower, and favorable opinions of counsel to the Guarantors, in form and substance reasonably satisfactory to the Agent.

     (d)  A certificate stating that:

          (i) The representations and warranties contained in Article 4 or contained in any of the other Financing Documents are correct on and as of the Closing Date as though made on and as of such date; and

         (ii) No Default or Event of Default has occurred and is continuing, or would result from the making of the Loans.

     (e) Certificates of good standing or legal existence of the secretaries of state of the states of organization and qualification of and covering the Borrower and any Subsidiaries dated reasonably near the Closing Date.

     (f)  A Borrowing Request.

     (g) All documents, instruments and agreements necessary to terminate, cancel and discharge the documents, instruments and agreements evidencing or securing any and all existing Indebtedness of the Borrower Liens securing such Indebtedness other than those listed in Schedule 6.8.

     (h) Payment to the Agent and the Lenders of the fees specified in this Agreement as being payable on the Closing Date and all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the transactions contemplated hereby, including, but not limited to, reasonable outside legal expenses and any accounting fees, auditing fees, appraisal fees, and other fees associated with any independent analyses of the Borrower and any Subsidiary and evidence that all other reasonable fees and costs payable by the Borrower in connection with the transactions contemplated by this Agreement and completed on the Closing Date have been paid in full.

     (i) A Compliance Certificate in the form of Exhibit C, duly completed and reflecting, inter alia, compliance by the Borrower as of the opening of business
            ----- ----
on the first Business Day after the Closing Date but based on the Borrower's financial information as of the last day of the Borrower's most recent fiscal quarter, adjusted to give effect to the Loans made on the Closing Date with the financial covenants provided for herein.

     (j) Such other information about the Borrower and/or its Business Condition as the Lenders may reasonably request.

     (k) True copies of, and/or true copies of any revisions to, the financial statements, the Projections, the pro forma Closing Date financial statements giving effect to the Loans, receipt by the Agent of background reference checks satisfactory to the Agent, and other information provided pursuant to Section
                                                                      -------
4.5 and certification by the Borrower of the Projections.
---

     (l) True descriptions of any pending or threatened litigation against or by Borrower or any Subsidiary.

     (m) Evidence that all necessary material third party consents have been obtained, including but not limited to consents and waivers of preferred stockholders of the Borrower, and consents and waivers of other stockholders, members, or partners of Subsidiaries of the Borrower as set forth on Schedule
4.3 hereto, and all required filings with any governmental authority have been duly completed.

     (n) The financial statements described in Section 4.5 together with the Borrower's pro forma Closing Date balance sheet. Such financial statements shall be accompanied by an certificate of the chief financial officer of the Borrower to the effect that (i) the representations of the Borrower set forth in Section
4.14 are accurate as of the Closing Date and (ii) that no Material Adverse Effect has occurred since the date of the Borrower's most recent audited financial statements delivered to the Lenders except as set forth or reflected in the financial statements described in Section 4.5 or otherwise disclosed in writing and acceptable to the Agent.

     (o) The fact that the representations and warranties of the Borrower contained in Article 4, infra, and in each of the other Financing Documents are
                        -----
true and correct in all material respects on and as of the Closing Date except as altered hereafter by actions not prohibited hereunder. The Borrower's delivery of this Agreement and the Notes, and of each Borrowing Request to the Agent shall be deemed to be a representation and warranty by the Borrower as of the date thereof to such effect.

     (p) That there has been no enactment of any law by any governmental authority having jurisdiction over the Agent or any Lender which would make it unlawful in any respect for such Lender to make the Loans and no Material Adverse Effect has occurred.

     (q) The Agent shall have reviewed any shareholder agreements and stock subscription agreements to which the Borrower is a party, and the terms of such agreements shall be satisfactory to the Agent in its sole discretion.

     (r) Searches of UCC filing jurisdictions for the Borrower and each Subsidiary showing no prior security interests in the assets of the Borrower and its Eligible Subsidiaries, or signed termination statements terminating any such financing statements, except for capitalized leases.

     (s) All documents required by the Financing Documents, including, without limitation, surveys, title insurance policies, permits, approvals, and environmental site assessments in connection with the Construction Loan Documents.

     Section 3.2.  The Commitment and the Loans.  The Commitment and the
     -----------   ----------------------------
obligation of each Lender to make or maintain its Pro Rata Share of any Advance or Loan and the Obligation of the Swing Loan Lender to make Swing Loans are subject to performance by the Borrower of all its obligations under this Agreement and to the satisfaction of the following further conditions precedent:

     (a) The fact that, immediately prior to and upon the making of each Loan, no Event of Default or Default shall have occurred and be continuing;

     (b) The fact that the representations and warranties of the Borrower contained in Article 4, infra and in each of the other Financing Documents, are
                        -----
true and correct in all material respects on and as of the date of each Advance or Loan except as altered hereafter by actions consented to or not prohibited hereunder. The Borrower's delivery of this Agreement and the Notes, and of each Borrowing Request to the Agent shall be deemed to be a representation and warranty by the Borrower as of the date of such Advance or Loan as to the facts specified in Sections 3.2(a) and (b);

     (c) Receipt by Agent on or prior to the Business Day specified of a Borrowing Request stating the amount requested for the Loan or Advance in question and a Borrowing Request for such Loan, all signed or requested orally by an Authorized Representative of Borrower on behalf of the Borrower;

     (d) That there exists no law or regulation by any governmental authority having jurisdiction over the Agent or any of the Lenders which would make it unlawful in any respect for such Lender to make its Pro Rata Share of the Loan or Advance, including, without limitation, Regulations U, T, G and X of the Board of Governors of the Federal Reserve System and no Material Adverse Effect has occurred.

                                  ARTICLE 4.

                        REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Agent and the Lenders that, after giving effect to the Loans and the application of the proceeds thereof (which representations and warranties shall survive the making of the Loans) as follows:

     Section 4.1  Organization and Existence.  The Borrower and any Subsidiary
     -----------  --------------------------
is a corporation, limited partnership, or limited liability company, duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and is duly qualified to do business in all jurisdictions in which such qualification is required, all as noted on Schedule 4.1, except where failure to so qualify would not have a Material Adverse Effect, and has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under the Financing Documents.

     Section 4.2  Authorization and Absence of Defaults.  Except as described on
     -----------  -------------------------------------
Schedule 4.2, the execution, delivery to the Agent and the Lenders and performance by the Borrower and any Eligible Subsidiary of the Financing Documents have been duly authorized by all necessary action (including governmental action) and do not and will not (i) require any consent or approval of the shareholders or board of directors of the Borrower or any Eligible Subsidiary which has not been obtained, (ii) violate, to the best knowledge of the Borrower, any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the board of governors of the federal reserve system), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any Eligible Subsidiary and/or the articles of organization or by-laws, as applicable, of the Borrower or any Eligible Subsidiary, (iii) result in a material breach of or constitute a material default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any Eligible Subsidiary is or are a party or parties or by which it or they or its or their properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any Lien on any of the Borrower's or any Eligible Subsidiary's respective properties or revenues other than Liens granted to the Agent by any of the Financing Documents securing the Obligations. To the best of their knowledge, the Borrower and any Eligible Subsidiary are in compliance with any such applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, other agreement, lease or instrument, except where the failure to be in compliance does not have a Material Adverse Effect.

     Section 4.3  Acquisition of Consents.  Except as noted on Schedule 4.3, no
     -----------  -----------------------
authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those which have been obtained, is or will be necessary to the valid execution and delivery to the Agent or the Lenders or performance by the Borrower or any Subsidiary of any

Financing Documents and each of the foregoing which has been obtained is in full force and effect.

     Section 4.4  Validity and Enforceability.  Each of the Financing Documents
     -----------  ---------------------------
when delivered hereunder will constitute the legal, valid and binding obligations of each of the Borrower and any Eligible Subsidiary which is or are a party thereto enforceable against the Borrower, and any Eligible Subsidiary which is or are a party thereto in accordance with their respective terms except as the enforceability thereof may be limited by the effect of general principles of equity and bankruptcy and similar laws affecting the rights and remedies of creditors generally.

     Section 4.5  Financial Information.  The following information with respect
     -----------  ---------------------
to the Borrower has heretofore been furnished to the Agent:

     (a) Audited consolidated and consolidating annual financial statements of the Borrower and its Subsidiaries for the period ended January 25, 1998, and unaudited consolidated and consolidating financial statements of the Borrower and its Subsidiaries for the period ended April 30, 1998; and

     (b) The Projections.

     (c) The pro forma financial statements of the Borrower as of the Closing Date provided pursuant to Section 3.1(l).
                          -------------

     Each of the financial statements referred to above in Section 4.5(a) was prepared in accordance with GAAP (subject, in the case of interim statements, to the absence of footnotes and normal year-end adjustments) applied on a consistent basis, except as stated therein. To the best of the Borrower's knowledge, each of the financial statements referred to above in Sections 4.5(a) and 4.5(c) fairly presents the financial condition or pro forma financial condition, as the case may be, of the Person being reported on at such dates and is complete and correct in all material respects and no Material Adverse Effect has occurred since the date thereof. The Projections were prepared by the Borrower in good faith.

     Section 4.6  No Litigation.  There are no actions, suits or proceedings
     -----------  -------------
pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower and/or any Subsidiary or any of their properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to the Borrower and/or any Subsidiary would draw into question the legal existence of the Borrower or any such Subsidiary, or the validity, authorization or enforceability of any of the Financing Documents or any provision thereof, or could reasonably be expected to have a Material Adverse Effect; except those matters, if any, described on Schedule 4.6, none of which, in Borrower's good faith opinion, will (i) have such Material Adverse Effect or (ii) draw into question (a) the legal existence of the Borrower or any such Subsidiary or (b) the validity, authorization or enforceability of any of the Financing Documents or any provision thereof.

     Section 4.7   Regulation U.  The Borrower is not engaged in the business of
     -----------   ------------
extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR Part 221), does not own and has no present intention of acquiring any such margin stock or a "margin security" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR, Part 207). None of the proceeds of the Loans will be used directly or indirectly by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any such margin security or margin stock or for any other purpose which might constitute the transaction contemplated hereby a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities and Exchange Act of 1934, as amended, or any rules or regulations promulgated under either said statute.

     Section 4.8   Absence of Adverse Agreements.  Neither the Borrower nor any
     -----------   -----------------------------
Eligible Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any corporate or partnership restriction which would have a Material Adverse Effect.

     Section 4.9   Taxes.  The Borrower and each Subsidiary has filed all tax
     -----------   -----
returns (federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except for those taxes, if any, which are being contested in good faith and by appropriate proceedings, and for which proper reserve or other provision has been made in accordance with GAAP and except where any failure to file or pay would not have a Material Adverse Effect on the Borrower or any Subsidiary and except as described in
Schedule 4.9.

     Section 4.10  ERISA.  Neither Borrower nor any Commonly Controlled Entity
     ------------  -----
maintains, contributes to, or is required to make or accrue a contribution or has within any of the six preceding years maintained, contributed to or been required to make or accrue a contribution to any Plan subject to regulation under Title IV of ERISA, any Plan that is subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, or any Multiemployer Plan.

     Section 4.11  Ownership of Properties.
     ------------  -----------------------

     (a) Except for Permitted Encumbrances, Borrower and any Eligible Subsidiary has good title to all of its properties and assets free and clear of all restrictions and Liens of any kind other than those which could not have a Material Adverse Effect or a material adverse effect on the validity, authorization and/or enforceability of the Financing Documents and/or any provision thereof.

     (b) Schedule 4.11 accurately and completely lists the location of all real property owned or leased by Borrower or any Subsidiary as of the date hereof. Borrower and each Subsidiary enjoys quiet possession under all material leases of real property to which it is a party as a lessee, and all of such leases are valid, subsisting and, to Borrower's knowledge, in full force and effect.

     (c) To Borrower's knowledge, except as specified in Schedule 4.11, as of the date hereof, none of the real property occupied by Borrower or any Subsidiary is located within any federal, state or municipal flood plain zone.

     (d) Except as set forth in Schedule 4.11, all of the material properties used in the conduct of the Borrower's and each Subsidiary's business (i) are in good repair, working order and condition (reasonable wear and tear excepted) and reasonably suitable for use in the operation of Borrower's, and each Subsidiary's business; and (ii) to Borrower's knowledge are currently operated and maintained, in all material respects, in accordance with the requirements of applicable governmental authorities.

     Section 4.12  Accuracy of Representations and Warranties.  None of
     ------------  ------------------------------------------
Borrower's representations or warranties set forth in this Agreement or in any document or certificate furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement of fact contained herein or therein, in light of the circumstances under which it was made, not misleading; except that unless provided otherwise any such document or certificate which is dated speaks as of the date stated and not the present.

     Section 4.13  No Investment Company.  Neither the Borrower nor any
     ------------  ---------------------
Subsidiary is an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, which is required to register thereunder.

     Section 4.14  Solvency, etc.  After giving effect to the consummation of
     ------------  -------------
each Loan outstanding and to be made under this Agreement as of the time this representation and warranty is given, the Borrower (a) will be able to pay its debts as they become due, (b) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (c) will own property in the aggregate having a value both at fair valuation and at fair salable value in the ordinary course of the Borrower's business greater than the amount required to pay its Indebtedness, including for this purpose unliquidated and disputed claims. The Borrower will not be rendered insolvent by the execution and delivery of this Agreement and the consummation of any transactions contemplated herein.

     Section 4.15  Approvals.  Except as set forth in Schedule 4.3, all
     ------------  ---------
approvals required from all Persons including without limitation all governmental authorities with respect to the Financing Documents have been obtained.

     Section 4.16  Ownership Interests.  The schedule of ownership interests in
     ------------  -------------------
the Borrower and any Subsidiaries set forth in Schedule 4.16 is true, accurate and complete and the investments made for all ownership interests disclosed therein have in fact been fully paid. The requirements that certain of the Borrower's stockholders make deferred investments pursuant to the Stock Purchase Agreement dated as of September 13, 1995, as amended are subject to no contingencies, except as set forth on the attached Schedule 4.16.

     Section 4.17  Licenses, Registrations, Compliance with Laws, etc. Schedule
     ------------  --------------------------------------------------
4.17 accurately and completely describes all permits, governmental licenses, registrations and approvals, material to carrying out of Borrower's and each of the Subsidiaries' businesses as presently conducted and as required as of the date hereof by law or the rules and regulations of any federal, foreign governmental, state, county or local association, corporation or governmental agency, body, instrumentality or commission having jurisdiction over the Borrower or any of the Subsidiaries, including but not limited to the United States Environmental Protection Agency, the United States Department of Labor, the United States Occupational Safety and Health Administration, the United States Equal Employment Opportunity Commission, the Federal Trade Commission and the United States Department of Justice and analogous and related state and foreign agencies. All existing authorizations, licenses and permits are in full force and effect, are duly issued in the name of, or validly assigned to the Borrower or a Subsidiary and the Borrower or a Subsidiary has full power and authority to operate thereunder. There is no material violation or material failure of compliance or, to Borrower's knowledge, allegation of such violation or failure of compliance on the part of the Borrower or any Subsidiary with any of the foregoing permits, licenses, registrations, approvals, rules or regulations and there is no action, proceeding or investigation pending or to the knowledge of the Borrower threatened nor has the Borrower or any Subsidiary received any notice of such which might result in the termination or suspension of any such permit, license, registration or approval which in any case could have a Material Adverse Effect.

     Section 4.18  Principal Place of Business; Books and Records.  The
     ------------  ----------------------------------------------
Borrower's chief executive offices are located at Borrower's addresses set forth in Section 9.6. All of the Borrower's books and records are kept at one or more of its addresses set forth in Section 9.6.

     Section 4.19  Subsidiaries.  The Borrower's Subsidiaries, together with the
     ------------  ------------
Borrower's percentage ownership in each, are identified on Schedule 4.19.

     Section 4.20  Environmental Compliance.  Neither the Borrower nor, to the
     ------------  ------------------------
knowledge of the Borrower, any other Person:

     (a) has ever caused, permitted, or suffered to exist any Hazardous Material to be spilled, placed, held, located or disposed of on, under, or about, any of the facilities owned, leased or used by the Borrower (the "Premises"), or from the Premises into the atmosphere, any body of water, any wetlands, or on any other real property, nor to Borrower's knowledge does any Hazardous Material exist on, under or about the Premises other than, with respect to any of the foregoing: (i) as disclosed on Schedule 4.20, or (ii) in respect of Hazardous Material generated, stored, transported, used or disposed of in compliance with law;

     (b) has any knowledge that any of the Premises has ever been used (whether by the Borrower or, to the knowledge of the Borrower, by any other Person) as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Waste as defined in 42 U.S.C.A. 6901, et seq. (the Resource Recovery
                                                -- ---
and Conservation Act); and

     (c) has any knowledge of any notice of violation, Lien or other notice issued by any governmental agency with respect to the environmental condition of the Premises or any other property occupied by the Borrower, or any other property which was included in the property description of the Premises or such other real property within the preceding three years except as disclosed to the Agent.

      Section 4.21  Material Agreements, etc.  Schedule 4.21 attached hereto
      ------------  ------------------------
accurately and completely lists all material agreements to which the Borrower or any of the Subsidiaries are a party as of the date hereof, including without limitation all software licenses, and all material construction, engineering, consulting, employment, management, operating and related agreements, if any, which are presently in effect. All of the material agreements to which Borrower or any Subsidiary is a party, are legally valid, binding, and, to Borrower's knowledge, in full force and effect and neither the Borrower, any of the Subsidiaries nor, to Borrower's knowledge, any other parties thereto are in material default thereunder.

      Section 4.22  Patents, Trademarks and Other Property Rights.  Schedule
      ------------  ---------------------------------------------
4.22 attached hereto contains a complete and accurate schedule as of the date hereof, of all registered trademarks, registered copyrights and patents of the Borrower and/or any of the Subsidiaries, and pending applications therefor, and all other intellectual property in which the Borrower and/or any of the Subsidiaries has any rights other than "off-the shelf" software which is generally available to the general public at retail. Except as set forth in
Schedule 4.22, the Borrower and any Subsidiaries own, possess, or have licenses
-------------
to use all the patents, trademarks, service marks, trade names, copyrights and non-governmental licenses, and all rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted, without, to the Borrower's knowledge any conflict with the rights of others with respect thereto.

                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS

      From and after the date hereof for so long as there is Indebtedness of the Borrower to any Lender and/or the Agent under any of the Financing Documents or any part of the Commitment is in effect, the Borrower will, with respect to itself and, unless noted otherwise below, with respect to each of its Subsidiaries, ensure that each Subsidiary will:

      Section 5.1   Payment of Taxes, etc. Pay and discharge all taxes and
      -----------   ---------------------
assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for the same which, if unpaid, might become a Lien upon any of its properties, provided that (unless and until foreclosure, restraint, sale or any similar proceeding is pending and is not stayed, discharged or bonded within 30 days after commencement) the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and for which adequate reserves or other provisions have been made in accordance with GAAP, unless failure to pay could not result in a Material Adverse Effect.

      Section 5.2   Maintenance of Insurance.  Borrower shall keep in full force
      -----------   ------------------------
and effect a policy of public liability insurance against claims of bodily injury, death or property damage occurring in any building. Certificates of all such insurance shall be delivered to the Agent concurrently with the execution and delivery of this Agreement, and thereafter all renewal or replacement certificates shall be delivered to the Agent not less than thirty (30) days prior to the expiration date of the policy to be renewed or replaced, accompanied by evidence satisfactory to the Agent that all premiums payable with respect to such policies have been paid by Borrower.

Borrower shall have the right of free choice in the selection of the agent or the insurer through or by which the insurance required hereunder is to be placed; provided, however, said insurer has at all times a general policyholder's rating of A or A+ in Best's latest rating guide.

          Section 5.3  Preservation of Existence, etc.  Preserve and maintain in
          -----------  -------------------------------
full force and effect its legal existence, and all material rights, franchises and privileges in the jurisdiction of its organization, preserve and maintain all material licenses, governmental approvals, trademarks, patents, trade secrets, copyrights and trade names owned or possessed by it and which are necessary or, in the reasonable business judgment of the Borrower, desirable in view of its business and operations or the ownership of its properties and qualify or remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or, in its reasonable business judgment, desirable in view of its business and operations and ownership of its properties except where the failure to so qualify will not have a Material Adverse Effect.

          Section 5.4  Compliance with Laws, etc.  Comply with the requirements
          -----------  -------------------------
of all present and future applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over it and/or its business, except where the failure to comply would not have a Material Adverse Effect.

          Section 5.5  Inspection Rights.  Permit, during normal business hours
          -----------  -----------------
and, prior to the occurrence of an Event of Default which is continuing, upon the giving of reasonable notice, the Agent, the Lenders and any agents or representatives thereof, to examine and make copies of (at Borrower's cost and expense) and abstracts from the records and books of account of, and visit the properties of the Borrower and any Eligible Subsidiary to discuss the affairs, finances and accounts of the Borrower or any Eligible Subsidiary with any of their partners, officers or management level employees and/or any independent certified public accountant of the Borrower and/or any Eligible Subsidiary.

          Section 5.6  Keeping of Records and Books of Account.  Keep adequate
          -----------  ---------------------------------------
records and books of account, in which complete entries will be made in accordance with GAAP and with applicable requirements of any governmental authority having jurisdiction over the Borrower and/or any Subsidiary in question, reflecting all financial transactions.

          Section 5.7  Maintenance of Properties, etc.  Maintain and preserve
          -----------  ------------------------------
all of its properties necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted, and in accordance with each of the Security Documents.

          Section 5.8  Post-Closing Items.  Complete in a timely fashion all
          -----------  ------------------
actions required in any post-closing letter executed in connection with this Agreement.

          Section 5.9  Other Documents, etc.  Except as otherwise required by
          -----------  --------------------
this Agreement, pay, perform and fulfill all of its obligations and covenants under each material document, instrument or agreement to which it is a party; provided that so long as the Borrower or any Subsidiary is contesting any claimed default by it or them under any of the foregoing by proper proceedings conducted in good faith and for which any adequate reserves or other provisions in accordance with and to the extent required by GAAP have been made, such default shall not be deemed a violation of this covenant.

          Section 5.10  Minimum Net Worth.  Maintain at all times, as measured
          ------------  -----------------
at the end of each fiscal quarter of the Borrower, consolidated Net Worth of the Borrower and its Eligible Subsidiaries of not less than $85,000,000, plus 100%
                                                                     ----
of Net Equity Proceeds received by the Borrower after the Closing Date, plus for
                                                                        ----
each fiscal year of the Borrower ending January 31, 1999 and thereafter, not less than 75% of Net Income for such fiscal year.

          Section 5.11  Maximum Cash Flow Leverage.  Maintain as of the end of
          ------------  --------------------------
each fiscal quarter of the Borrower, a ratio of (i) Senior Funded Indebtedness for the Borrower and its Eligible Subsidiaries to (ii) Adjusted EBITDA for the Borrower and its Eligible Subsidiaries for the four fiscal quarters most recently ended, of not more than the amounts set forth below:

PERIOD                                                  RATIO
------                                                  -----
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Closing Date through 7/31/99                           4.00:1*
--------------------------------------------------------------------------------------------------------
8/1/99 through 7/31/00                                 3.25:1*
--------------------------------------------------------------------------------------------------------
8/1/00 through 7/31/01                                 2.75:1
--------------------------------------------------------------------------------------------------------
8/1/01 and thereafter                                  2.25:1
--------------------------------------------------------------------------------------------------------

* For quarters ending 4/30/99 through 10/31/99, these ratios will be increased by .25:1 upon the receipt by the Borrower of a binding Commitment reasonable acceptable to Lenders, for an off-balance sheet refinancing of the Construction Loans, in form and substance satisfactory to the Lenders.

          Section 5.12  Total Funded Indebtedness to EBITDA.  Maintain as of the
          ------------  -----------------------------------
end of each fiscal quarter of the Borrower, a ratio of (i) Funded Indebtedness for the Borrower and its Eligible Subsidiaries to (ii) Adjusted EBITDA for the Borrower and its Eligible Subsidiaries for the four fiscal quarters most recently ended, of not more than the amounts set forth below:

--------------------------------------------------------------------------------------------------------
PERIOD                                                 RATIO
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Closing Date through 7/31/99                           4.00:1*
-------------------------------------------------------------------------------------------------------
8/1/99 through 7/31/00                                 3.75:1*
-------------------------------------------------------------------------------------------------------
8/1/00 through 7/31/01                                 3.25:1
-------------------------------------------------------------------------------------------------------
8/1/01 and thereafter                                  2.75:1
-------------------------------------------------------------------------------------------------------

* For quarters ending 4/30/99 through 10/31/99, these ratios will be increased by .25:1 upon the receipt by the Borrower of a binding commitment, reasonable acceptable to Lenders, for an off-balance sheet refinancing of the Construction Loans, in form and substance satisfactory to the Lenders, provided however that such refinancing will close within (60) days of such receipt.

          Section 5.13  Minimum Adjusted EBITDA.  Maintain as of the end of each
          ------------  -----------------------
fiscal quarter of the Borrower, Adjusted EBITDA for the Borrower and its Eligible Subsidiaries for the four fiscal quarters most recently ended of not less than the amounts set forth below:

--------------------------------------------------------------------------------------------------------
Closing Date through 1/30/99                        18,000,000                               $
--------------------------------------------------------------------------------------------------------
FYE 1/31/99 through 1/30/00                         20,000,000                               $
--------------------------------------------------------------------------------------------------------
FYE 1/31/00 through 1/30/01                         30,000,000                               $
--------------------------------------------------------------------------------------------------------
FYE 1/31/01 through 1/30/02                         40,000,000                               $
--------------------------------------------------------------------------------------------------------
FYE 1/31/02 through 1/30/03                         55,000,000                               $
--------------------------------------------------------------------------------------------------------
FYE 1/31/03 to maturity                             65,000,000                               $
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

          The thresholds set forth above shall be increased by the amount of eighty-percent (80%) of any EBITDA for any new Eligible Subsidiary.

          Section 5.14  Fixed Charge Coverage Ratio.  Maintain as of the end of
          ------------  ---------------------------
each fiscal quarter of the Borrower, for the four fiscal quarters most recently ended, a Fixed Charge Coverage Ratio of not less than 2.00:1.00.

          Section 5.15  Interest Coverage Ratio.[INTENTIONALLY DELETED]
          ------------  -----------------------

          Section 5.16  Certificates and Requests.  Provide each certificate
          ------------  -------------------------
required under this Agreement and each Borrowing Request so that the statements contained therein are accurate and complete in all material respects.

          Section 5.17 Depository. Use the Agent as a principal depository of
                       ----------
Borrower's funds.


          Section 5.18  Notice of Purchase of Real Estate and Leases.  Promptly
          ------------  --------------------------------------------
notify the Agent in the event that the Borrower shall purchase any real estate or enter into any lease of real estate or of equipment material to the operation of the Borrower's business, supply the Agent with a copy of the related purchase agreement or of such lease, as the case may be, and if requested by the Agent, execute and deliver, or cause to be executed and delivered, to the Agent for the benefit of the Lenders a deed of trust, mortgage, assignment or other document, together with landlord consents, in the case of leased property, reasonably satisfactory in form and substance to the Agent, granting a valid first Lien (subject to any Liens permitted under Section 6.1 hereof) on such real property or leasehold as security for the Financing Documents.

          Section 5.19  Additional Assurances.  From time to time hereafter,
          ------------  ---------------------
execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Agent shall reasonably request for the purpose of implementing or effectuating the provisions of the Financing Documents, and upon the exercise by the Agent of any power, right, privilege or remedy pursuant to the Financing Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that the Agent may be so required to obtain.

          Section 5.20  Appraisals.  Permit the Agent and its agents, at any
          ------------  ----------
time and in the sole discretion of the Agent or at the request of the Majority Lenders, to conduct appraisals of the Borrower's business, the reasonable cost of which shall be borne by the Borrower.

          Section 5.21  Environmental Compliance.  Comply in all material
          ------------  ------------------------
respects with the requirements of all federal, state, and local environmental laws; notify the Lenders promptly in the event of any spill of Hazardous Material materially affecting the Premises occupied by the Borrower from time to time; forward to the Lenders promptly any written notices relating to such matters received from any governmental agency; and pay promptly when due any uncontested fine or assessment against the Premises.

          Section 5.22  Remediation.  Immediately contain and remove any
          ------------  -----------
Hazardous Material found on the Premises in compliance with applicable laws and at the Borrower's expense, subject however, to the right of the Agent, at the Agent's option but at the Borrower's expense, to have an environmental engineer or other representative review the work being done.

          Section 5.23  Site Assessments.  Promptly upon the request of the
          ------------  ----------------
Agent, based upon the Agent's reasonable belief that a material Hazardous Waste or other environmental problem exists with respect to any Premises, provide the Agent with a Phase I environmental site assessment report and, if Agent finds a reasonable basis for further assessment in such Phase I assessment, a Phase II environmental site assessment report, or an update of any existing report, all in scope, form and content and performed by such company as may be reasonably satisfactory to the Agent.

          Section 5.24  Indemnity.  Indemnify, defend, and hold the Agent and
          ------------  ---------
the Lenders harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including without limitation reasonable attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against the Borrower, any Subsidiary, the Lenders and/or the Agent arising out of the transactions contemplated by this Agreement, or any of the Premises. The provisions of this Section shall continue in effect and shall survive (among other events), until the applicable statute of limitations pertaining to such environmental claim has expired, any termination of this Agreement, foreclosure, a deed in lieu transaction, payment and satisfaction of the Obligations of Borrower, and release of any collateral for the Loans. The Agent shall promptly notify the Borrower of any claim of the Agent or any Lender under this Section 5.24, but failure to notify promptly shall not affect the Borrower's obligations hereunder.

          Section 5.25  Reporting Requirements.  From the date hereof and
          ------------  ----------------------
thereafter for so long as the Borrower is indebted to any Lender and/or the Agent under any of the Financing Documents, the Borrower will furnish or cause to be furnished to the Agent for distribution to the Lenders:

          (a) As soon as practicable after the end of each Borrower fiscal year and in any event within 120 days after the end of each such fiscal year, consolidated and consolidating balance sheets of the Borrower and any Subsidiaries as at the end of such year, and the related statements of income and cash flows or shareholders' equity of the Borrower and its Subsidiaries setting forth, in each case, the corresponding figures for the preceding fiscal year (in each case including financial statements for non-consolidated subsidiaries), such statements to be certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to the Agent, to be accompanied by a copy of the auditors' management letter and a statement to the effect that such accountants have examined this Agreement and that no Default or Event of Default exists;

          (b) As soon as is practicable after the end of each fiscal month of each Borrower fiscal year and in any event within 45 days thereafter, its consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such period and the related statements of income and cash flows and shareholders' equity of the Borrower and its Subsidiaries together prepared and certified by an Authorized Representative prepared in accordance with GAAP;

          (c) Simultaneous with the furnishing of each of the financial statements delivered pursuant to Section 5.25(a) and Section 5.25(b) at the end of each fiscal quarter, a certificate of an Authorized Representative, in the form of Exhibit C to the effect that no Event of Default or Default has occurred, or if there shall have been an Event of Default, such certificate shall disclose the nature thereof and the actions the Borrower has taken and is prepared to take with respect thereto. Each such certificate shall also contain a calculation of the financial covenants contained in this Agreement;

          (d) As soon as possible and in any event upon acquiring knowledge of an Event of Default or Default, continuing on the date of such statement, the written statement of an Authorized Representative setting forth details of such Event of Default or Default and the actions which the Borrower has taken and proposes to take with respect thereto;

          (e) Promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower and/or any Subsidiary;

          (f) On or before the last day of each fiscal year of the Borrower, updated financial projections for the Borrower and any Subsidiaries on a consolidated quarterly basis for the period ending on the Termination Date, in detail reasonably satisfactory to the Agent.

          (g) Such other information respecting the Business Condition of the Borrower or any Subsidiaries as the Agent or any Lender may from time to time reasonably request;

          (h) Prompt written notice of loss of any Material Adverse Effect and an explanation thereof and of the actions the Borrower proposes to take with respect thereto;

          (i) Promptly upon becoming aware thereof written notice of the following events, (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to any Multiemployer Plan, the Reorganization (as defined in Section 4241 of ERISA) or Insolvency (as defined in Section 4245 of ERISA) of such Multiemployer Plan and in addition to such notice, deliver to the Agent whichever of the following may be applicable: (a) a certificate setting forth details as to such Reportable Event and the action that the Borrower or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (b) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be;

          (j) With each request for an Advance, and in addition within five (5) days of the end of each calendar month, a certificate of the chief financial officer of the Borrower as of the end of such month setting forth all outstanding amounts owing to the Borrower by each of its Subsidiaries as of the date of such certificate. Such certificate shall be binding upon the Borrower and its Eligible Subsidiaries absent manifest error; and

          (k) Promptly after the filing thereof, copies of all reports filed by the Borrower or any subsidiary with the Securities Exchange Commission

          Section 5.26  Additional Subsidiaries.  Concurrently with the
          ------------  -----------------------
acquisition or creation by the Borrower of any Eligible Subsidiary after the date of this Agreement (i) cause such Eligible Subsidiary (that is not a Wholly-Owned Subsidiary) to execute and deliver to the Agent a Subsidiary Guaranty in the form of Exhibit H hereto, (ii) cause such Eligible Subsidiary which is or which at any time becomes a Wholly-Owned Subsidiary to execute and deliver to the Agent a Subsidiary Guaranty in the form of Exhibit H hereto, (iii) execute and deliver to the Agent an updated Annex A to a Pledge Agreement, or a new executed Pledge Agreement (iv) deliver the stock of such Eligible Subsidiary to be pledged to the Agent for the benefit of the Lenders, and (v) deliver a revised Exhibit E to the Agent showing the new Eligible Subsidiary.

          Section 5.27.  Grant of Security Interest.  As security for the full
          ------------   --------------------------
and punctual payment and performance of all Loans, if any, made by Lenders in connection with the purchase by Borrower of certain shelving, racking, trade fixtures, computers (including computer programs, tapes and related electronic data processing software) equipment and personal property to be used in connection with the Facility (including any and all proceeds or products thereof, the "Additional Collateral"), the Borrower hereby grants to the Agent, for the benefit of itself in its individual capacity as a Lender and as Agent hereunder and for the ratable benefit of each of the other Lenders, a continuing security interest in the Additional Collateral, whether such Additional Collateral is now owned or existing or is owned, acquired, or arises hereafter, wherever located and any and all additions, substitutions, accessions, proceeds and products to, for or of any of the foregoing. At that time the Borrower makes a request under the Revolving Line of Credit to purchase the Additional Collateral and the request is approved by Agent, which approval may be withheld at Agent's sole discretion, the Borrower shall deliver to Agent any instrument, document of title, security, chattel paper or other property or any proceeds or products thereof, or any interest therein; the Borrower shall be the lawful owner thereof an shall have good right to pledge, sell, assign or transfer the same; none of such property shall have been pledged, sold, assigned or transferred to any person other than the Agent or in any way encumbered; and the Borrower shall defend the same against the claims and demands of all persons.

                                   ARTICLE 6

                      NEGATIVE COVENANTS OF THE BORROWER

          From and after the date hereof for so long as there is Indebtedness of the Borrower to any Lender and/or the Agent under any of the Financing Documents or any part of the Commitment is in effect, neither the Borrower nor any of its Subsidiaries will:

          Section 6.1  Liens, etc.  Create, incur, assume or suffer to exist any
          -----------  ----------
Lien of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign as collateral or otherwise convey as collateral, any right to receive income, except Liens:

          (a) For taxes, assessments or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty or interest, or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or if commenced not stayed, bonded or discharged within 30 days after commencement) are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves or other provisions have been made in accordance with GAAP;

          (b) Imposed by law, such as landlords', carriers', warehousemen's and mechanics' liens, bankers' set off rights and other similar Liens arising in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves or other provisions have been made in accordance with GAAP;

          (c) Arising in the ordinary course of business out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (d) Arising from or upon any judgment or award, provided that such judgment or award is being contested in good faith by proper appeal proceedings diligently conducted and for which adequate reserves or other provisions have been made in accordance with GAAP and only so long as execution thereon shall be stayed;

          (e) Set forth on Schedule 6.1;

          (f) Liens now or hereafter granted pursuant to the Security Documents or otherwise now or hereafter granted to the Agent for the benefit of the Lenders as collateral for the Loans and/or Borrower's other Obligations arising in connection with or under any of the Financing Documents;

          (g) On deposits to secure the performance of bids, trade contracts (other than for Borrowed Money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of the Borrower's or any Subsidiary's business;

          (h) In the nature of easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business by any Borrower or any Subsidiary;

          (i) Securing Indebtedness permitted to exist under Section 6.8(c); provided that the Lien securing any such Indebtedness is limited to the item of property purchased or leased in each case;

          (j) Noted in UCC-1 financing statements filed solely for notice or precautionary purposes by lessors under operating leases which do not secure Indebtedness and which are limited to the items of equipment leased pursuant to the lease in question;

          (k) Granted by Ineligible Subsidiaries to secure inventory and other business financing; and

          (l) Granted by Eligible Subsidiaries in favor of the Borrower; provided that at the request of the Agent the Borrower shall assign such
--------
security interest to the Agent for the benefit of the Lenders.

          Section 6.2  Contingent Liabilities.  Create, incur, assume,
          -----------  ----------------------
guarantee, endorse or otherwise become directly or contingently liable in connection with any Guaranties, except:

          (a) Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (b) Guaranties permitted by Section 6.8; and

          (c) Guaranties set forth on Schedule 6.2.

          Section 6.3  Acquisitions, Dissolution, Mergers, Etc.
                      -----------------------------------------

          (a) Acquire, in one or a series of transactions, all or any substantial portion of the assets or ownership interests in another Person ("Acquisition") unless:

          (i) such Person is engaged in the business of catalog sales or related or associated businesses,

          (ii) one hundred percent (100%) of the equity of such Person will be owned by the Borrower,

          (iii) such Person's EBITDA in each of the prior two (2) fiscal years was not less than $1.00, and

          (iv) there would be no Default after giving effect to such acquisition, including, without limitation, with respect to Sections 5.10 through 5.15.

     (b) Dissolve, liquidate, wind up, merge or consolidate or combine with another Person unless the Borrower or its Subsidiary is the surviving entity, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any material assets, whether now owned or hereafter acquired, or any of the Borrower's or any Subsidiary's material interests in real property other than assets which are replaced within thirty (30) days of any asset sale, assignment, lease or disposition with assets of like kind, usefulness and value.

     Section 6.4    Change in Nature of Business. Make any material change in
     -----------    ----------------------------
the nature of its business.

     Section 6.5    Ownership. As to the Borrower, cause or permit the
     -----------    ---------
occurrence of any Change of Control.

     Section 6.6    Sale and Leaseback.  Enter into any sale and leaseback
     -----------    ------------------
arrangement or any leases except: (i) with respect to the property subject to the Construction Loan, with the prior written consent of the Lenders; and (ii) in the normal course of business of the Borrower or any Subsidiary at reasonable rents comparable to those paid for similar leasehold interests in the relevant area.

     Section 6.7    Sale of Accounts, etc.  Sell, assign, discount or dispose
     -----------    ---------------------
in any way of any accounts receivable, promissory notes or trade acceptances held by the Borrower or any Subsidiary, with or without recourse, except in the ordinary course of the Borrower's or any Eligible Subsidiary's business.

     Section 6.8    Indebtedness.  Incur, create, become or be liable
     -----------    ------------
directly or indirectly in any manner with respect to or permit to exist any Indebtedness except:

     (a) Indebtedness under the Financing Documents;

     (b) Indebtedness with respect to trade payable obligations and other normal accruals and customer deposits in the ordinary course of business not yet due and payable in accordance with customary trade terms or with respect to which the Borrower or any Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (c) Indebtedness with respect to Capitalized Lease Obligations and purchase money Indebtedness with respect to real or personal property; provided that the amount of any purchase money Indebtedness does not exceed the lesser of the cost or fair market value of the asset purchased with the proceeds of such Indebtedness;

          (d) Indebtedness owing by the Borrower to any Subsidiary or by any Subsidiary to the Borrower or any other Subsidiary;

          (e) Indebtedness subordinated to the obligations of the Borrower and the Subsidiaries to the Lenders, pursuant to agreements and on terms and conditions satisfactory to the Agent and the Lenders in their sole discretion.

          (f) Indebtedness permitted by Section 6.2; and

          (g) Indebtedness incurred by Ineligible Subsidiaries for inventory and other business financing.

          Section 6.9  Other Negative Pledge Agreements.  Enter into any
          -----------  --------------------------------
agreement, oral or written, with any Person, other than the Agent and the Lenders, which prohibits the Borrower or any Eligible Subsidiary from granting , or in any way restricts the Borrower's or any Eligible Subsidiary's ability to grant any Lien on any of the Borrower's or any Eligible Subsidiary's assets.

          Section 6.10  Payment or Prepayment of Equity.  Make any payment or
          ------------  -------------------------------
prepayment of any principal of or interest on or any payment, prepayment, redemption, defeasance, sinking fund payment, other repayment of principal or capital or deposit for the purpose of any of the foregoing on or in connection with the capital stock of the Borrower or its Subsidiaries.

          Section 6.11  Dividends, Payments and Distributions.  Declare or pay
          ------------  -------------------------------------
any dividends, management fees or like fees or make any other distribution of cash or property or both to any of the Borrower's stockholders other than compensation for services rendered to the Borrower and/or any Subsidiary or use any of its assets for payment, purchase, conversion, redemption, retention, acquisition or retirement of any beneficial interest in the Borrower or set aside or reserve assets for sinking or like funds for any of the foregoing purposes, make any other distribution by reduction of capital or otherwise in respect of any beneficial interest in the Borrower or permit any Subsidiary which is not a Wholly-Owned Subsidiary to take any such actions.

          Section 6.12  Investments in or to Other Persons.  Subject to the
          ------------  ----------------------------------
limitations set forth in Section 2.11 herein and as otherwise set forth in this
Section 6.12, make or commit to make any Investment in or to any other Person (including, without limitation, any Subsidiary) other than (i) advances to employees for business expenses not to exceed $5,000 in the aggregate outstanding for any one employee and not to exceed $50,000 in the aggregate outstanding at any one time to all such employees, (ii) other employee loans not to exceed $100,000 in the aggregate outstanding at any one time to all such employees, (iii) Cash Equivalent Investments, (iv) subject to the limitations in
Section 2.11, Investments (other than loans) by the Borrower in any Subsidiary which is permitted under Section 6.3 and which is organized under the laws of a state in the United States of America and all of the assets of which are located in the United States of America; provided that the Borrower-owned capital stock
                                 --------
of such Subsidiary is encumbered by first priority perfected Liens granted to and held by the Agent for the benefit of the Lenders pursuant to the Stock Pledge Agreement, or such other agreement as the Agent shall reasonably deem necessary or appropriate to effect such Liens, (v) Investments in accounts, contract rights and chattel paper (as defined in the Uniform Commercial Code) and notes receivable, arising or acquired in the ordinary course of business,
(vi) loans to Eligible Subsidiaries (that are not Wholly-Owned Subsidiaries) for working capital purposes, provided that no such loans shall be evidenced by a
                          --------
promissory note or any other instrument, (vi) Investments in Wholly-Owned Subsidiaries, (vii) Investments (other than loans) in an aggregate amount of not more than $2,000,000 in other Persons in the business of catalog sales or related or associated business provided that Borrower will own at least eighty (80%) percent ownership interest in the Person and such Person executes a Subsidiary Guaranty in the form of Exhibit H hereto (except for Project Alpha),
(viii) Investments in TravelSmith, TTA and Whispering Pines so long as such entity remains an Eligible Subsidiary, (ix) Investments in Project Alpha of up to $5,250,000 (provided that Borrower executes a Pledge Agreement for the stock in Project Alpha), (x) Investments described on Schedule 6.12 (xi) Acquisitions permitted under Section 6.3 herein.

          Section 6.13  Transactions with Affiliates.  Engage in any transaction
          ------------  ----------------------------
or enter into any agreement with an Affiliate, or in the case of Affiliates or Subsidiaries, with the Borrower or another Affiliate or Subsidiary, except in the ordinary course of business, as permitted by any other provision of this Agreement other than on an arm's length basis.

          Section 6.14  Change of Fiscal Year. Change its fiscal year.
                        ---------------------

          Section 6.15  Subordination of Claims.  Subordinate any present or
          ------------  -----------------------
future claim against or obligation of another Person, except as ordered in a bankruptcy or similar creditors' remedy proceeding of such other Person.

          Section 6.16  Compliance with ERISA.  With respect to Borrower and any
          ------------  ---------------------
Commonly Controlled Entity (a) withdraw from or cease to have an obligation to contribute to, any Multiemployer Plan, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan, (c) except for any deficiency caused by a waiver of the minimum funding requirement under section 412 of the Code, as described above, incur or suffer to exist any material "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code) of the Borrower or any Commonly Controlled Entity, whether or not waived, involving any Single Employer Plan, (d) incur or suffer to exist any Reportable Event or the appointment of a trustee or institution of proceedings for appointment of a trustee for any Single Employer Plan if, in the case of a Reportable Event, such event continues unremedied for ten (10) days after notice of such Reportable Event pursuant to sections 4043(a), (c) or (d) of ERISA is given, if in the reasonable opinion of the Majority Lenders any of the foregoing is likely to result in a Material Adverse Effect.

          Section 6.17  Capital Expenditures.  Incur Capital Expenditures during
          ------------  --------------------
each fiscal year in excess of those set forth in the projections provided to the Lenders pursuant to Section 5.25(f).

          Section 6.18  Hazardous Waste.  Become involved, or permit, to the
          ------------  ---------------
extent reasonably possible after the exercise by the Borrower of reasonable due diligence and preventive efforts, any tenant of its real property to become involved, in any operations at such real property generating, storing, disposing, or handling Hazardous Material or any other activity that could lead to the imposition on the Borrower or the Agent or any Lender, or any such real property of any material liability or Lien under any environmental laws.

                                   ARTICLE 7

                               EVENTS OF DEFAULT

          Section 7.1  Events of Default.  The Borrower shall be in default
          -----------  -----------------
under each of the Financing Documents, upon the occurrence of any one or more of the following events ("Events of Default"):

          (a) if the Borrower shall fail to pay (i) any principal, payable under this Agreement, or any Note, when the same is due and payable, or (ii) any interest, fees and/or other amounts (excluding principal) within 5 days after it is due and payable;

          (b) if the Borrower or any Subsidiary shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or other applicable federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties, or if partnership or corporate action shall be taken for the purpose of effecting any of the foregoing; or

          (c) The Borrower or any Subsidiary shall be the subject of an involuntary bankruptcy proceeding, or any proceeding seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy law or other applicable federal, foreign, state or other statute, law or regulation shall be commenced, or (iii) if any trustee, receiver or liquidator of any of them or of all or any substantial part of any or all of their properties shall be appointed without their consent or acquiescence; and such proceeding or appointment shall not be discharged, vacated, dismissed or stayed within sixty (60) days after commencement thereof; or

          (d) if final judgment or judgments in excess of $500,000 in the aggregate shall be rendered against the Borrower or any Subsidiary and shall remain undischarged, unstayed or unpaid for an aggregate of thirty (30) days (whether or not consecutive) after entry thereof; or

          (e) if the Borrower or any Subsidiary shall default (after giving effect to any applicable grace period) in the due and punctual payment of the principal of or interest on any Indebtedness exceeding in the aggregate $1,000,000 (other than the Loans), or if any default shall have occurred and be continuing after any applicable grace period under any mortgage, note or other agreement evidencing, securing or providing for the creation of such Indebtedness, which results in the acceleration of such Indebtedness or which permits, or with the giving of notice would permit, any holder or holders of any such Indebtedness to accelerate the stated maturity thereof; or

          (f) the Borrower or any Subsidiary shall fail to comply with Section
5.3 (insofar as such Section requires the preservation of the corporate existence of the Borrower or any Subsidiary), any of Sections 5.5, 5.10 through 5.14, 5.25 or Article 6 of this Agreement or under any covenant, representation or warranty contained in any of the Security Documents for which no cure period is provided in such Security Document; or

          (g) the Borrower or any Subsidiary shall fail to comply with any covenant or condition contained in this Agreement or in any of the other Financing Documents to be observed or performed pursuant to the terms hereof or any Financing Document, as the case may be, other than a covenant or condition referred to in any other subsection of this Section 7.1 and such failure shall continue unremedied or unwaived for thirty (30) days, or (i) in the case of any covenant or condition for which another grace period is provided, for such grace period, or (ii) if any of the representations and warranties made or deemed made by the Borrower to the Agent and/or any Lender pursuant to any of the Financing Documents proves to have been false or misleading in any material respect when made and such falseness or misleading representation or warranty would be reasonably likely to have a material adverse effect on the Agent or any Lender or their rights and remedies or a Material Adverse Effect; or

          (h) if there shall be any attachment of any deposits or other property of the Borrower and/or any Subsidiary in the possession of any Lender or any attachment of any other property of the Borrower and/or any Subsidiary the fair market value of which is $500,000 or more which shall not be discharged, vacated or stayed within thirty (30) days of the date of such attachment; or

          (i) any certification of the financial statements, furnished to the Agent pursuant to this Agreement, shall contain any qualification; provided, however, that such qualifications will not be deemed an Event of Default if in each case (i) such certification shall state that the examination of the financial statements covered thereby was conducted in accordance with generally accepted auditing standards, including but not limited to all such tests of the accounting records as are considered necessary in the circumstances by the independent certified public accountants preparing such statements, (ii) such financial statements were prepared in accordance with GAAP and (iii) such qualification does not involve the "going concern" status of the entity being reported upon; or

          (j) any investor party to the Series A Preferred Stock Purchase Agreement dated as of September 13, 1995, (as amended, the "Stock Purchase Agreement") obligated to purchase Series A-1 or A-2 Preferred Stock shall default in its obligations to make such additional purchases of Series A-1 or A-2 Preferred Stock pursuant to the terms of the Stock Purchase Agreement, or the Borrower shall fail to satisfy the conditions precedent to such additional purchases.

          Section 7.2  Remedies of the Lenders.  Upon the occurrence and during
          -----------  -----------------------
the continuance of any one or more of the Events of Default, the Agent, at the request of the Majority Lenders, shall, by written notice to the Borrower, declare the obligation of the Lenders to make or maintain the Loans or issue Letters of Credit to be terminated, whereupon the same and the Commitment shall forthwith terminate, and the Agent, at the request of the Majority Lenders, shall, by notice to the Borrower, declare the entire unpaid principal amount of each Note and all fees and interest accrued and unpaid thereon and/or under this Agreement, each Note, and/or any of the other Financing Documents and any and all other Indebtedness under this Agreement, each Note, and/or any of the other Financing Documents to the Agent and/or any of the Lenders and/or to any holder of all or any portion of each Note to be forthwith due and payable, whereupon each Note, including any and all such accrued fees and interest and other such Indebtedness shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default
          --------  -------
under Sections 7.1(b) or 7.1(c), all of the unpaid principal amount of each Note, all fees and interest accrued and unpaid thereon and/or under this Agreement and/or under any of the other Financing Documents and any and all other such Indebtedness of the Borrower to any of the Lenders and/or to any such holder shall thereupon be due and payable in full without any need for the Agent and/or any Lender to make any such declaration or take any action and the Lenders' obligations to make the Loans shall simultaneously terminate. Upon demand by the Majority Lenders after the occurrence of any Event of Default, the Borrower shall immediately provide to the Agent cash in an amount equal to the aggregate maximum undrawn amount outstanding under Letters of Credit to be held by the Agent as collateral security for the Reimbursement Obligations. The Agent shall exercise all remedies on behalf of and for the account of each Lender and on behalf of its respective Pro Rata Share of the Loans (plus, in the case of
                                                         ----
the Swing Loan Lender, the aggregate amount of Swing Loans outstanding), its Note, and the Indebtedness of the Borrower owing to it or any of the foregoing, including, without limitation, all remedies available under or as a result of this Agreement, the Notes, or any of the other Financing Documents or any other document, instrument or agreement now or hereafter securing any Note without any such exercise being deemed to modify in any way the fact that each Lender shall be deemed a separate creditor of the Borrower to the extent of its Note and Pro Rata Share of the Loans (plus, in the case of the Swing Loans Lender, an amount
                         ----
equal to the aggregate amount of outstanding Swing Loans) and any other amounts payable to such Lender under this Agreement and/or any of the other Financing Documents and the Agent shall be deemed a separate creditor of the Borrower to the extent of any amounts owed by the Borrower to the Agent.

                                   ARTICLE 8

                                     AGENT

          Section 8.1  Appointment.  The Agent is hereby appointed as Agent,
          -----------  -----------
hereunder and each Lender hereby authorizes the Agent to act under the Financing Documents as its Agent hereunder and thereunder, respectively. The Agent agrees to act as such upon the express conditions contained in this Article 8. The provisions of this Article 8 are solely for the benefit of the Agent, and, except as expressly provided in Section 8.6, neither the Borrower nor any third party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Financing Documents to which the Agent is a party, the Agent shall act solely as Agent of the Lenders and does not assume nor shall the Agent be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower, any Affiliate or any Subsidiary.

          Section 8.2  Powers; General Immunity.
          -----------  ------------------------

          (a) Duties Specified.  Each Lender irrevocably authorizes the Agent to
              ----------------
take such action on such Lender's behalf, including, without limitation, to execute and deliver the Financing Documents to which the Agent is a party and to exercise such powers hereunder and under the Financing Documents and other instruments and agreements referred to herein as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities which are expressly specified in this Agreement or in any of the Financing Documents and may perform such duties by or through its agents or employees. The duties of the Agent shall be mechanical and administrative in nature; and the Agent shall not have by reason of this Agreement or any of the Financing Documents a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the Security Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the Financing Documents or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

          (b) No Responsibility For Certain Matters.  The Agent shall not be
              -------------------------------------
responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Financing Documents or any other document, instrument or agreement now or hereafter executed in connection herewith or therewith, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith by or on behalf of the Borrower and/or any Subsidiary to the Agent or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          (c) Exculpatory Provisions.  Neither the Agent nor any of its
              ----------------------
officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted hereunder or under any of the Financing Documents, or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. If the Agent shall request instructions from Lenders with respect to any action (including the failure to take an action) in connection with any of the Financing Documents, the Agent shall be entitled to refrain from taking such action unless and until the Agent, shall have received instructions from the Majority Lenders (or all of the Lenders if the action requires their consent). Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and/or any Subsidiary), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting under any of the Financing Documents or the other instruments and agreements referred to herein in accordance with the instructions of the Majority Lenders (or all of the Lenders if the action requires their consent). The Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under any of the Financing Documents or the other instruments and agreements referred to herein unless and until it has obtained the instructions of the Majority Lenders (or all of the Lenders if the action requires their consent).

          (d) Agent Entitled to Act as Lender.  The agency hereby created shall
              -------------------------------
in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Fleet in its individual capacity as a Lender and/or Swing Loan Lender hereunder. With respect to its participation in the Loans and the Commitment, Fleet shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Fleet in its individual capacity including, without limitation, its capacity as Swing Loan Lender. The Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, or any Affiliate or Subsidiary as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower and/or any of such other Persons for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

          Section 8.3  Representations and Warranties; No Responsibility for
          -----------  -----------------------------------------------------
Appraisal of Creditworthiness.  Each Lender represents and warrants that it has
-----------------------------
made its own independent investigation of the financial condition and affairs of the Borrower and any Subsidiaries of any of them in connection with the making of the Loans hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and the Subsidiaries. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of any Loan or any time or times thereafter (except for information received by the Agent under Section 5.25 hereof which the Agent will promptly forward to the Lenders), and the Agent shall further not have any responsibility with respect to the accuracy of or the completeness of the information provided to any of the Lenders.

          Section 8.4  Right to Indemnity.  Each Lender severally agrees to
          -----------  ------------------
indemnify the Agent proportionately to its Pro Rata Share of the Loans, to the extent the Agent shall not have been reimbursed by or on behalf of the Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement and/or any of the other Financing Documents; provided that
                                                                   --------
no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

          Section 8.5  Payee of Note Treated as Owner.  The Agent may deem and
          -----------  ------------------------------
treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange for such Note.

          Section 8.6  Resignation by Agent.
          -----------  --------------------

          (a) The Agent may resign from the performance of all its functions and duties under the Financing Documents at any time by giving 30 days' prior written notice to the Borrower and each of the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent, of appointment pursuant to Sections 8.6(b) and 8.6(c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Majority Lenders shall appoint a successor Agent, who shall be a Lender and, so long as no Default or Event of Default exists and is continuing, who shall be reasonably satisfactory to the Borrower and in any event shall be an incorporated bank or trust company with a combined surplus and undivided capital of at least Five Hundred Million Dollars ($500,000,000).

          (c) If a successor Agent shall not have been so appointed within said 30 day period, the resigning Agent, with the consent of the Borrower, which shall not be unreasonably withheld or delayed, shall then appoint a successor Agent, who shall be a Lender and who shall serve as the Agent, until such time, if any, as the Majority Lenders, and so long as no Default or Event of Default exists and is continuing, with the consent of the Borrower, which shall not be unreasonably withheld or delayed, appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to Sections 8.6b or 8.6(c) by the 40th day after the date such notice of resignation was given by the resigning Agent, the resigning Agent's resignation shall become effective and the Majority Lenders shall thereafter perform all the duties of the resigning Agent under the Financing Documents including without limitation directing the Borrower on how to submit Borrowing Requests and otherwise on administration of the Agent's duties under the Financing Documents and the Borrower shall comply therewith so long as such directions do not have a Material Adverse Effect on the Borrower or any Subsidiary until such time, if any, as the Majority Lenders, and so long as no Default or Event of Default exists and is continuing, with the consent of the Borrower, which shall not be unreasonably withheld or delayed, appoint a successor Agent, as provided above.

          Section 8.7  Successor Agent.  Upon the acceptance of any appointment
          -----------  ---------------
as the Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent, shall be discharged from its duties and obligations as the Agent under the Financing Documents. After any retiring Agent's resignation hereunder as the Agent the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Financing Documents.

                                   ARTICLE 9

                                 MISCELLANEOUS

          Section 9.1  Consent to Jurisdiction and Service of Process.  Except
          -----------  ----------------------------------------------
to the extent prohibited by applicable law, the Borrower irrevocably:

          (a) agrees that any suit, action, or other legal proceeding arising out of any of the Financing Documents or any of the Loans may be brought in the courts of record of the Commonwealth of Massachusetts or any other state(s) in which any of the Borrower's assets are located or the courts of the United States located in the Commonwealth of Massachusetts or any other state(s) in which any of the Borrower's assets are located;

          (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; and

          (c) waives any objection which it may have to the laying of venue of such suit, action or proceeding in any of such courts.

          For such time as any of the Indebtedness of the Borrower to any Lender and/or the Agent shall be unpaid in whole or in part and/or the Commitment is in effect, and if the Borrower is not conducting business in the Commonwealth of Massachusetts, the Borrower irrevocably designates the registered agent or agent for service of process of the Borrower as reflected in the records of the Secretary of State of the Commonwealth of Massachusetts as its registered agent, and, in the absence thereof, the Secretary of State of the Commonwealth of Massachusetts as its agent to accept and acknowledge on its behalf service of any and all process in any such suit, action or proceeding brought in any such court and agrees and consents that any such service of process upon such agent and written notice of such service to the Borrower by registered or certified mail shall be taken and held to be valid personal service upon the Borrower regardless of where the Borrower shall then be doing business and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in each such state and waives any claim of lack of personal service or other error by reason of any such service. Any notice, process, pleadings or other papers served upon the aforesaid designated agent shall, within three
(3) Business Days after such service, be sent by the method provided therefor under Section 9.6 to the Borrower at its address set forth in this Agreement. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY DISPUTE BETWEEN THE BORROWER AND THE AGENT AND/OR THE LENDERS WITH RESPECT TO THE FINANCING DOCUMENTS AND/OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

          Section 9.2  Rights and Remedies Cumulative.  No right or remedy
          -----------  ------------------------------
conferred upon or reserved to the Agent and/or the Lenders in any of the Financing Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under any of the Financing Documents or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under any of the Financing Documents, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 9.3  Delay or Omission not Waiver.  No delay in exercising or
          -----------  ----------------------------
failure to exercise by the Agent and/or the Lenders of any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by any of the Financing Documents or by law to the Agent and/or any of the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Agent and/or any of the Lenders.

          Section 9.4  Waiver of Stay or Extension Laws.  The Borrower covenants
          -----------  --------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of any of the Financing Documents; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit and advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent and/or any of the Lenders, but will suffer and permit the execution of every such power as though no such law had been enacted, except to the extent the Agent or any Lender is guilty of willful misconduct or gross negligence.

          Section 9.5  Amendments, etc.  No amendment, modification,
          -----------  ---------------
termination, or waiver of any provision of any of the Financing Documents nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in a written notice given to the Borrower by the Agent and consented to in writing by the Majority Lenders (or by the Agent acting alone if any specific provision of this Agreement provides that the Agent, acting alone, may grant such amendment, modification, termination, waiver or departure) and the Agent shall give any such notice if the Majority Lenders so consent or direct the Agent to do so; provided, however, that any such amendment, modification, termination, waiver or consent shall require a written notice given to the Borrower by the Agent and consented to in writing by all of the Lenders if the effect thereof is to (i) change any of the provisions affecting the interest rate on the Loans, (ii) extend or modify the Commitment,
(iii) discharge or release the Borrower from its obligation to repay all principal due under the Loans or release any collateral or guaranty for the Loans, (iv) change any Lender's Pro Rata Share of the Commitment or the Loans,
(v) modify this Section 9.5, (vi) change the definition of Majority Lenders,
(vii) extend any scheduled maturity of principal, interest or fees or (viii) permit the Borrower to assign any of its rights under or interest in this Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any amendment or modification of this Agreement must be signed by the Borrower, the Agent and at least all of the Lenders consenting thereto who shall then hold the Pro Rata Shares of the Loans required for such amendment or modification under this
Section 9.5 and the Agent shall sign any such amendment if such Lenders so consent or direct the Agent to do so provided that any Lender dissenting therefrom shall be given an opportunity to sign any such amendment or modification. Any amendment of any of the Security Documents must be signed by each of the parties thereto. No notice to or demand on the Borrower and no consent, waiver or departure from the terms of this Agreement granted by the Agent and/or the Lenders in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          Section 9.6  Notices.  All notices, requests, demands and other
          -----------  -------
communications provided for hereunder (other than those which, under the terms of this Agreement, may be given by telephone, which shall be effective when received verbally) shall be in writing (including telecopied communication) and mailed (provided that in the case of items referred to in the next-to-last sentence of Section 9.1 and the items set forth below as requiring a copy to legal counsel for the Borrower, the Agent or a Lender, such items shall be mailed by overnight courier for delivery the next Business Day), telecopied or delivered to the applicable party at the addresses indicated below:

          If to the Borrower:

               The International Cornerstone Group, Inc.
               415 Congress Street, Suite 600
               Portland, Maine 04101
               Attention:  Mark Fasold, Chief Financial Officer
               Telephone:  (207) 780-6585
               Telecopy:   (207) 780-1940

          With a copy to:

               Rich, May, Bilodeau & Flaherty, P.C.
               294 Washington Street
               Boston, MA  02108
               Attention:  Nicolas A. Kensington, Esquire
               Telephone:  (617) 482-1360
               Telecopy:   (617) 556-3889

          If to Fleet as the Agent and/or a Lender:

               Fleet National Bank
               Middle Market Banking
               One Federal Street
               Boston, MA  02110, MA OF D04H
               Attention:  Michael A. Palmer, Vice President
               Telephone:  (617) 346-4378
               Telecopy:   (617) 346-0797

          With a copy to:

               Burns & Levinson LLP
               125 Summer Street
               Boston, MA  02110
               Attention:  Frank A. Segall, Esquire
               Telephone:  (617) 345-3684
               Telecopy:   (617) 345-3299

          If to any other Lender, to the address set forth on Annex I or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to the delivery with the terms of this Section. All such notices, requests, demands and other communications shall be effective when received. Requests, certificates, other items provided pursuant to Section 5.25 and other routine mailings or notices need not be accompanied by a copy to legal counsel for the Lenders or the Borrower.

          Section 9.7  Costs, Expenses and Taxes.  The Borrower agrees to pay on
          -----------  -------------------------
demand the reasonable fees and out-of-pocket expenses of Messrs. Burns & Levinson LLP, counsel for the Agent and of any local counsel retained by the Agent in connection with the preparation, execution, delivery and administration (excluding expenses of any Lender's sale of a participation in or sale or assignment of all or a portion of such Lender's Commitment or Loans other than any such sale pursuant to Sections 2.2(c) or 2.12(g)).. The Borrower agrees to pay on demand all reasonable costs and expenses (including without limitation reasonable attorneys' fees) incurred by the Agent and/or any Lender, upon or after the occurrence and during the continuance of any Default or Event of Default, if any, in connection with the enforcement of any of the Financing Documents and any amendments, waivers, or consents with respect thereto. In addition, the Borrower shall pay on demand any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Financing Documents, and agrees to save the Lenders and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees, except those resulting from the Lenders' or Agent's gross negligence or willful misconduct.

          Section 9.8  Participations.  Subject to compliance with the proviso
          -----------  --------------
in the first sentence of Section 9.11, any Lender may sell participations in all or part of the Loans made by it and/or its Pro Rata Share of the Commitment or any other interest herein to a financial institution having at least $500,000,000 of assets, in which event the participant shall not have any rights under any of the Financing Documents (the participant's rights against such Lender in respect of that participation to be those set forth in the Agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder or thereunder shall be determined as if such Lender had not sold such participation. Such Lender may furnish any information concerning the Borrower and any Subsidiary in the possession of such Lender from time to time to participants (including prospective participants); provided that such Lender and any participant comply with the proviso in Section 9.11(g) as if any such participant was a Substituted Lender.

          Section 9.9   Binding Effect; Assignment.  This Agreement shall be
          -----------   --------------------------
binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Lenders. This Agreement and all covenants, representations and warranties made herein and/or in any of the other Financing Documents shall survive the making of the Loans, the execution and delivery of the Financing Documents and shall continue in effect so long as any amounts payable under or in connection with any of the Financing Documents or any other Indebtedness of the Borrower to the Agent and/or any Lender remains unpaid or the Commitment remains outstanding; provided, however, that Sections 2.2(c) and 9.7 shall, except to the extent agreed to in a pay-off letter by the Agent and the Lenders in their complete discretion, survive and remain in full force and effect for 90 days following repayment in full of all amounts payable under or in connection with all of the Financing Documents and any other such Indebtedness.

          Section 9.10  Actual Knowledge.  For purposes of this Agreement,
          ------------  ----------------
neither the Agent nor any Lender shall be deemed to have actual knowledge of any fact or state of facts unless the senior loan officer or any other officer responsible for the Borrower's account established pursuant to this Agreement at the Agent or such Lender, shall, in fact, have actual knowledge of such fact or state of facts or unless written notice of such fact shall have been received by the Agent or such Lender in accordance with Section 9.6.

          Section 9.11  Substitutions and Assignments.  Upon the request of any
          ------------  -----------------------------
Lender, the Agent and such Lender may assign all or any portion of its Pro Rata Share of the Commitment and the Loans to a Federal Reserve Bank and may, subject to the terms and conditions hereinafter set forth, take the actions set forth below to substitute one or more Eligible Assignees (a "Substituted Lender") as a Lender or Lenders hereunder having an amount of the Loans as specified in the relevant Substitution Agreement executed in connection therewith.

          (a) In connection with any such substitution the Substituted Lender and the Agent shall enter into a Substitution Agreement in the form of Exhibit D hereto (a "Substitution Agreement") pursuant to which such Substituted Lender shall be substituted for the Lender requesting the substitution in question (any such Lender being hereinafter referred to as a "Selling Lender") to the extent of the reduction in the Selling Lender's portion of the Loans specified therein. In addition, such Substituted Lender shall assume such of the obligations of each Selling Lender under the Financing Documents as may be specified in such Substitution Agreement and this Agreement shall be amended by execution and delivery of each Substitution Agreement to include such Substituted Lender as a Lender for all purposes under the Financing Documents and to substitute for the then existing Annex I to this Agreement a new Annex I
                                                                        -------
in the form of Schedule A to such Substitution Agreement setting forth the portion of the Loans belonging to each Lender following execution thereof. Each Lender and the Borrower hereby appoint the Agent as Agent on its behalf to countersign and accept delivery of each Substitution Agreement and, to the extent applicable, the provisions of Article 8 hereof shall apply mutatis
                                                                  -------
mutandis with respect to such appointment and anything done or omitted to be
--------
done by the Agent in pursuance thereof.

          (b) Without prejudice to any other provision of this Agreement, each Substituted Lender shall, by its execution of a Substitution Agreement, agree that neither the Agent nor any Lender is any way responsible for or makes any representation or warranty as to: (a) the accuracy and/or completeness of any information supplied to such Substituted Lender in connection therewith, (b) the financial condition, creditworthiness, affairs, status or nature of the Borrower and/or any of the Subsidiaries or the observance by the Borrower, or any other party of any of its obligations under this Agreement or any of the other Financing Documents or (c) the legality, validity, effectiveness, adequacy or enforceability of any of the Financing Documents.

          (c) The Agent shall be entitled to rely on any Substitution Agreement delivered to it pursuant to this Section 9.11 which is complete and regular on its face as to its contents and appears to be signed on behalf of the Substituted Lender which is a party thereto, and the Agent shall have no liability or responsibility to any party as a consequence of relying thereon and acting in accordance with and countersigning any such Substitution Agreement. The effective date of each Substitution Agreement shall be the date specified as such therein and each Lender prior to such effective date shall, for all purposes hereunder, be deemed to have and possess all of their respective rights and obligations hereunder up to 12:00 o'clock Noon on the effective date thereof.

          (d) Upon delivery to the Agent of any Substitution Agreement pursuant to and in accordance with this Section 9.11 and acceptance thereof by the Agent (which delivery shall be evidenced and accepted exclusively and conclusively by the Agent's countersignature thereon pursuant to the terms hereof without which such Substitution Agreement shall be ineffective): (i) except as provided hereunder and in Section 9.11(e), the respective rights of each Selling Lender and the Borrower against each other under the Financing Documents with respect to the portion of the Loans being assigned or delegated shall be terminated and each Selling Lender and the Borrower shall each be released from all further obligations to the other hereunder with respect thereto (all such rights and obligations to be so terminated or released being referred to in this Section
9.11 as "Discharged Rights and Obligations"); and (ii) the Borrower and the Substituted Lender shall each acquire rights against each other and assume obligations towards each other which differ from the Discharged Rights and Obligations only in so far as the Borrower and the Substituted Lender have assumed and/or acquired the same in place of the Selling Lender in question; and
(iii) the Agent, the Substituted Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Substituted Lender been an original party to this Agreement as a Lender possessing the Discharged Rights and Obligations acquired and/or assumed by it in consequence of the delivery of such Substitution Agreement to the Agent.

          (e) Discharged Rights and Obligations shall not include, and there shall be no termination or release pursuant to this Section 9.11 of (i) any rights or obligations arising pursuant to any of the Financing Documents in respect of the period or in respect of payments hereunder made during the period prior to the effective date of the relevant Substitution Agreement or, (ii) any rights or obligations relating to the payment of any amount which has fallen due and not been paid hereunder prior to such effective date or rights or obligations for the payment of interest, damages or other amounts becoming due hereunder as a result of such nonpayment.

          (f) With respect to any substitution of a Substituted Lender taking place after the Closing Date, the Borrower shall issue to such Substituted Lender and to such Selling Lender new Notes reflecting the inclusion of such Substituted Lender as a Lender and the reduction in the Loans of such Selling Lender, such new Notes to be issued against receipt by the Borrower of the existing Note of such Selling Lender. The Selling Lender or the Substituted Lender shall pay to the Agent for its own account an assignment fee in the amount of $3,000 for each assignment hereunder, which shall be payable at or before the effective date of the assignment.

          (g) Each Lender may furnish to any Eligible Assignee which such Lender proposes to make a Substituted Lender or to a Substituted Lender any information concerning such Lender, the Borrower and any Subsidiary in the possession of that Lender from time to time; provided that any Lender providing any confidential information about the Borrower and/or any Subsidiary to any such Eligible Assignee shall first obtain such financial institution's agreement to keep confidential any such confidential information in a manner satisfactory to the Borrower.

          Section 9.12  Payments Pro Rata.  The Agent agrees that promptly after
          ------------  -----------------
its receipt of each payment from or on behalf of the

Borrower in respect of any obligations of the Borrower hereunder it shall distribute such payment to the Lenders pro rata based upon their respective Pro Rata Shares, unless payment is for a Swing Loan in which event such payment shall be distributed to Fleet pursuant to Section 2.16 herein, if any, of the obligations with respect to which such payment was received. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff under Section 2.5(b) or otherwise or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Financing Documents, or otherwise), which is applicable to the payment of the Obligations of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total amount of such Obligation then owed and due to such Lender bears to the total amount of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, except for any amounts received pursuant to Section 2.2(c), then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided further, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          Section 9.13  Indemnification.  The Borrower irrevocably agrees to and
          ------------  ---------------
does hereby indemnify and hold harmless Agent and each of the Lenders, their agents or employees and each Person, if any, who controls any of the Agent and the Lenders within the meaning of Section 15 of the Securities Act of 1933, as amended, and each and all and any of them (the "Indemnified Parties"), against any and all losses, claims, actions, causes of action, damages or liabilities (including any amount paid in settlement of any action, commenced or threatened and any amount described in Section 8.4) (collectively, the "Damages"), joint or several, to which they, or any of them, may become subject under statutory law or at common law, and to reimburse the Indemnified Parties for any legal or other out-of-pocket expenses reasonably incurred by it or them in connection with investigating, preparing for or defending against any of the Indemnified Parties, insofar as such losses, claims, damages, liabilities or actions arise out of or are related to any act or omission of the Borrower and/or any Subsidiary with respect to this Agreement, any of the Notes, any of the Loans and/or any offering of securities by the Borrower and/or any Subsidiary after the date hereof and/or in connection with the Securities and Exchange Act of 1933 and/or failure to comply with any applicable federal, state or foreign governmental law, rule, regulation, order or decree, including without limitation, any Damages which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact with respect to matters relative to any of the foregoing contained in any document distributed in connection therewith, or the omission or alleged omission to state in any of the foregoing a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but excluding any Damages to the extent arising from or due to the gross negligence or willful misconduct of any of the Indemnified Parties.

          Promptly upon receipt of notice of the commencement of any action, or information as to any threatened action against any of the Indemnified Parties in respect of which indemnity or reimbursement may be sought from the Borrower on account of the agreement contained in this Section 9.13, notice shall be given to the Borrower in writing of the commencement or threatening thereof, together with a copy of all papers served, but the omission so to notify the Borrower of any such action shall not release the Borrower from any liability which it may have to such Indemnified Parties unless, and only to the extent that, such omission materially prejudiced Borrower's ability to defend against such action.

          In case any such action shall be brought against any of the Indemnified Parties, the Borrower shall be entitled to participate in (and, to the extent that it shall wish, to select counsel and to direct) the defense thereof at its own expense. Any of the Indemnified Parties shall have the right to employ its or their own counsel in any case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Borrower in connection with the defense of such action or the Borrower shall not have employed counsel to have charge of the defense of such action or such Indemnified Party shall have received an opinion from an independent counsel that there may be defenses available to it which are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to direct the defense of such action on behalf of such Indemnified Party), in any of which events the same shall be borne by the Borrower. If any Indemnified Party settles any claim or action with respect to which the Borrower has agreed to indemnify such Indemnified Party pursuant to the terms hereof, the Borrower shall have no liability pursuant to this Section
9.13 to such Indemnified Party with respect to such claim or action unless the Borrower shall have consented in writing to the terms of such settlement.

          The provisions of Section 9.13 shall be effective only to the fullest extent permitted by law.

          Section 9.14  Governing Law.  This Agreement and each Note shall be
          ------------  -------------
governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to its conflict of laws rules.

          Section 9.15  Severability of Provisions.  Any provision of this
          ------------  --------------------------
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 9.16  Headings.  Article and Section headings in this
          ------------  --------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 9.17  Counterparts.  This Agreement may be executed and
          ------------  ------------
delivered in any number of counterparts each of which shall be deemed an original, and this Agreement shall be effective when at least one counterpart hereof has been executed by each of the parties hereto.

          Section 9.18  Release.  Upon the payment in full of all obligations
          ------------  -------
and liabilities under this Agreement and the Loan Documents, this Agreement shall be terminated and the Lender shall release its security in any property of the Borrower or its Subsidiaries.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument by their respective officers thereunto duly authorized, as of August 24, 1998.

In the presence of:                          THE INTERNATIONAL CORNERSTONE
                                             GROUP, INC.


[SIGNATURE ILLEGIBLE]                        By: /s/ Mark Fasold
-------------------------                       ------------------------------
                                             Mark Fasold, Executive Officer
                                             and Chief Financial Officer


In the presence of:                          FLEET NATIONAL BANK, as Agent for
                                             itself and other Lenders and as a
                                             Lender


/s/ Leslie Muldowney                         By: /s/ Michael A. Palmer
-------------------------                       ------------------------------
                                             Michael A. Palmer, Vice President


                                             STAR BANK, N.A.


/s/ Leslie Muldowney                         By: [SIGNATURE ILLEGIBLE]
-------------------------                       ------------------------------
                                             Its: Assistant Vice President


                                             NATIONSBANK

                                             By: [SIGNATURE ILLEGIBLE]
-------------------------                       ------------------------------
                                             Its: Senior Vice President

                              AMENDMENT NO. 1 TO
                   THIRD AMENDED AND RESTATED LOAN AGREEMENT

    This Amendment No. 1 to Third Amended and Restated Loan Agreement is entered into as of September 29, 1998, by and among THE CORNERSTONE BRANDS GROUP, INC., f/k/a The International Cornerstone Group, Inc., a Delaware corporation ("TCBGI") and CORNERSTONE BRANDS, INC. ("CB") (TCBGI and CB are
              -----
collectively, the "Borrower"), the financial institutions from time to time
                   --------
party to this Agreement (the "Lenders"), and FLEET NATIONAL BANK, a national
                              -------
banking association organized under the laws of the United States, as agent for itself and the other Lenders (the "Agent," or, in its individual capacity,
                                   -----
"Fleet").
------

    WHEREAS, the Borrower, the Lenders, and the Agent entered into that certain Third Amended and Restated Loan Agreement dated as of August 24, 1998, (as the same may be amended from time to time, the "Loan Agreement").
                                                    --------------
Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Loan Agreement.

    WHEREAS, The International Cornerstone Group, Inc. changed its name to The Cornerstone Brands Group, Inc.;

    WHEREAS, TCBGI effected a reorganization in which TCBGI became a wholly-owned subsidiary of Cornerstone Brands, Inc., and all of the stockholders of TCBGI exchanged their stock for an equal number of shares of CB stock, and CB became the sole member of Smith & Noble,LLC, a Delaware limited liability company (the "Reorganization").

    WHEREAS, as a result of CB now owning all of the stock of TCBGI, and being the sole member of Smith & Noble, LLC, the Lender has required that CB join the Loan Agreement as a Co-Borrower with TCBGI.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Loan Agreement is hereby amended as follows:

1. The term "Borrower" as used in and throughout the Loan Agreement shall mean, collectively and separately, The Cornerstone Brands Group, Inc., f/k/a The International Cornerstone Group, Inc. and Cornerstone Brands, Inc., each a Delaware corporation with a mailing address at 415 Congress Street, Suite 600, Portland, Maine 04101.

2. For any notice purposes required under the Loan Agreement, notice to the Borrower shall be addressed and delivered to each Borrowing entity at:

          415 Congress Street, Suite 600
          Portland, Maine 04101
          Attention:  Mark Fasold, Chief Financial Officer
          Telephone:  (207) 780-6585
          Telecopy:   (207) 780-1940

3. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts. All parts of the Loan Agreement not affected by this Amendment are hereby ratified and affirmed in all respects, provided that if any provision of the Loan Agreement shall conflict or be
-------- ----
inconsistent with this Amendment, the terms of this Amendment shall supersede and prevail. Upon and after the date of this Amendment all references to the Loan Agreement in that document, or in any Financing Document, shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of the Loan Agreement; except that noncomplaince, if any, with theterms of the Loan Agreement that has arisen solely in connection with the Reorganization is hereby consented to, and any rights or remedies arising in connection with and limitd to such noncomplilance is hereby waived provided, and, except as specifically provided in this amendment, the Loan Agreement shall remain in full force and effect. This waiver is limited to the above-referenced covenant defaults only and is notk nor shall it be construed as, a waiver of any other default under the Credit Agreement, now existing or hereafater occurring, nor shall anything herein or Fleet's actions hereunder be construed so as to imply that Fleet has agreed, or is obligated, to grant any future waivers under the Credit Agreement. This Amendment does not revoke or otherwise affect any waiver or consent previously granted by the Lender with respect to the obligations of the Borrower or the Eligible Subsidiaries under the Financing Documents.

4. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as a sealed instrument by their respective officers thereunto duly authorized, as of September 29, 1998


In the presence of:                      THE CORNERSTONE BRANDS GROUP, INC.
                                       f/k/a The International Cornerstone
                                              Group, Inc.

/s/ Kelly Prucnal                       /s/ Mark Fasold
_________________________           By: _______________________________________
                                    Name:  Mark Fasold
                                    Title: Executive Officer and Chief Financial
                                            Officer

In the presence of:                      CORNERSTONE BRANDS, INC.

/s/ Kelly Prucnal                       /s/ Mark Fasold
_________________________           By: ______________________________________
                                    Name:  Mark Fasold
                                    Title: Executive Vice Presidsent, Chief
                                            Financial Officer, Treasurer
                                            and Secretary

In the presence of:                      FLEET NATIONAL BANK, as Agent for
                                    itself and other Lenders and as a Lender

/s/ Luanne Smith                        /s/ Michael A. Palmer
_________________________           By: ______________________________________
                                    Name:  Michael A. Palmer
                                    Title: Vice President

                                    STAR BANK, N.A.

/s/ Luanne Smith                        [signature illegible]
_________________________           By: ______________________________________
                                    Name:
                                    Title: Vice President

                                    NATIONSBANK

/s/ Luanne Smith                        [signature illegible]
___________________________         By:___________________________________
                                    Name:
                                    Title: Senior Vice President